                                                                   EXHIBIT 10.23

================================================================================


                          BALDWIN AMERICAS CORPORATION
                           BALDWIN TECHNOLOGY LIMITED

                                 $25,000,000 of

           8.17% JOINT AND SEVERAL SENIOR NOTES DUE OCTOBER 29, 2000

                               (PPN: 05777* AA 8)


________________________________________________________________________________


                                 NOTE AGREEMENT

________________________________________________________________________________





                          Dated as of October 29, 1993





================================================================================

                               TABLE OF CONTENTS



                                                                                                      Page
                                                                                                      ----
1.       AUTHORIZATION OF ISSUE OF NOTES  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      1

2.       PURCHASE AND SALE OF NOTES; CLOSING  . . . . . . . . . . . . . . . . . . . . . . . . . . .      1

3.       CONDITIONS OF CLOSING  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      2

4.       PREPAYMENT; SCHEDULED PAYMENTS OF PRINCIPAL  . . . . . . . . . . . . . . . . . . . . . . .      3

5.       AFFIRMATIVE COVENANTS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      5
         5A      Financial Reporting by the Company . . . . . . . . . . . . . . . . . . . . . . . .      5
         5B      Information Required by Rule 144A  . . . . . . . . . . . . . . . . . . . . . . . .      8
         5C      Inspection of Property . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      8
         5D      Corporate Existence, etc.  . . . . . . . . . . . . . . . . . . . . . . . . . . . .      8
         5E      Payment of Taxes and Claims  . . . . . . . . . . . . . . . . . . . . . . . . . . .      8
         5F      Compliance with Laws, etc. . . . . . . . . . . . . . . . . . . . . . . . . . . . .      8
         5G      Maintenance of Properties  . . . . . . . . . . . . . . . . . . . . . . . . . . . .      8
         5H      Insurance  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      9
         5I      Scope of Business  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      9
         5J      Use of Proceeds  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      9
         5K      Environmental Compliance . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      9
         5L      Maintenance of Books and Records . . . . . . . . . . . . . . . . . . . . . . . . .      9
         5M      Payment of Trade Payables  . . . . . . . . . . . . . . . . . . . . . . . . . . . .     10

6.       NEGATIVE COVENANTS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     10
         6A      Financial Covenants  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     10
                 6A(1) Consolidated Net Worth . . . . . . . . . . . . . . . . . . . . . . . . . . .     10
                 6A(2) Current Ratio  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     10
         6B      Restricted Payments  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     10
         6C      Liens and Other Restrictions . . . . . . . . . . . . . . . . . . . . . . . . . . .     10
                 6C(1) Liens  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     10
                 6C(2) Loans, Advances and Investments  . . . . . . . . . . . . . . . . . . . . . .     12
                 6C(3) Sale of Stock and Debt of Subsidiaries . . . . . . . . . . . . . . . . . . .     13
                 6C(4) Merger and Sale of Assets  . . . . . . . . . . . . . . . . . . . . . . . . .     13
                 6C(5) Subsidiary Dividend and other
                       Restrictions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     15
                 6C(6) Transactions with Affiliates . . . . . . . . . . . . . . . . . . . . . . . .     15
                 6C(7) Sale and Leaseback . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     15
         6D      Debt       . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     15
                 6D(1) Company Debt . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     15
                 6D(2) Subsidiary Debt  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     16
         6E      Compliance with ERISA  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     16
         6F      Tax Sharing  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     17

7        EVENTS OF DEFAULT  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     17

8        REPRESENTATIONS, COVENANTS AND WARRANTIES  . . . . . . . . . . . . . . . . . . . . . . . .     20
         8A      Organization, etc. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     20
         8B      Business; Financial Statements . . . . . . . . . . . . . . . . . . . . . . . . . .     21
         8C      Actions Pending  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     21
         8D      Title to Properties  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     21
         8E      Tax Returns and Payments . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     22
         8F      Conflicting Agreements and Other Matters . . . . . . . . . . . . . . . . . . . . .     22
         8G      Offering of Notes  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     22
         8H      Regulation G, etc. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     23
         8I      ERISA      . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     23
         8J      Governmental Consent . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     24
         8K      Environmental Matters  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     24
         8L      Labor Relations  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     25
         8M      Financial Condition  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     25
         8N      Disclosure . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     25
         8O      Status Under Certain Federal Statute . . . . . . . . . . . . . . . . . . . . . . .     25

9        REPRESENTATIONS OF THE PURCHASERS  . . . . . . . . . . . . . . . . . . . . . . . . . . . .     26

10       DEFINITIONS        . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     27

11       MISCELLANEOUS      . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     34
         11A     Note Payments  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     34
         11B     Expenses . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     35
         11C     Consent to Amendments  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     35
         11D     Persons Deemed Owners; Participations  . . . . . . . . . . . . . . . . . . . . . .     35
         11E     Survival of Representations and Warranties;
                   Entire Agreement . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     35
         11F     Successors and Assigns . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     36
         11G     Disclosure to Other Persons  . . . . . . . . . . . . . . . . . . . . . . . . . . .     36
         11H     Notices    . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     36
         11I     Descriptive Headings . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     36
         11J     Solicitation of Noteholders  . . . . . . . . . . . . . . . . . . . . . . . . . . .     36
         11K     Reproduction of Documents  . . . . . . . . . . . . . . . . . . . . . . . . . . . .     37
         11L     Governing Law  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     37
         11M     Consent to Jurisdiction and Service  . . . . . . . . . . . . . . . . . . . . . . .     37
         11N     Counterparts . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     38
         11O     Form, Registration, Transfer and Exchange of
                 Notes; Lost Notes  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     38
         11P     Joint and Several Obligations  . . . . . . . . . . . . . . . . . . . . . . . . . .     38


PURCHASER SCHEDULE

EXHIBIT A               -    Form of Note

EXHIBIT B               -    Wiring Instructions

EXHIBIT C-1             -    Form of Opinion of Counsel to the Company, the
                             Borrowers and the Affiliate Guarantors

EXHIBIT C-2             -    Form of Opinion of Bermuda Counsel to BTL

EXHIBIT D               -    Form of Officers' Certificate

EXHIBIT E-1             -    Form of Affiliate Guaranty from the Company

EXHIBIT E-2             -    Form of Affiliate Guaranty from the Affiliate
                             Guarantors

EXHIBIT F               -    Form of Contribution Agreement

EXHIBIT G               -    Form of Subordination Agreement

SCHEDULE  3H            -    Debt to be Repaid

SCHEDULE  6C(1)         -    Debt Secured by Liens

SCHEDULE  6C(6)         -    Transactions with Affiliates

SCHEDULE  8A            -    Incorporation and Foreign Qualifications of
                             the Company and Subsidiaries; Ownership
                             of Subsidiaries

SCHEDULE  8C            -    Actions Pending

                          BALDWIN AMERICAS CORPORATION
                               700 Hackney Avenue
                            Elkwood, Virginia  22718

                           --------------------------

                           BALDWIN TECHNOLOGY LIMITED
                                Clarendon House
                                 Church Street
                             Hamilton, HM11 Bermuda

                           --------------------------

                        BALDWIN TECHNOLOGY COMPANY, INC.
                               65 Rowayton Avenue
                          Rowayton, Connecticut  06853

                                        As of October 29, 1993

To:  Each of the Purchasers
Listed on the Purchaser
Schedule


Gentlemen:

         The undersigned, Baldwin Technology Company, Inc., a Delaware corporation (the "COMPANY"), Baldwin Americas Corporation, a Delaware corporation ("BAM"), and Baldwin Technology Limited, a Bermuda corporation ("BTL"; BAM and BTL are hereinafter referred to individually as a "BORROWER" and collectively as the "BORROWERS"), agree with you as follows:

         1. AUTHORIZATION OF ISSUE OF NOTES. The Borrowers will authorize the issue and sale of their Joint and Several Senior Promissory Notes, in the aggregate principal amount of $25,000,000, to be dated the date of issue, to mature October 29, 2000, to bear interest on the unpaid principal balance from the date of issue until the principal shall have become due and payable at the rate of 8.17% per annum, payable semi-annually in arrears, and to bear interest on overdue principal, overdue premium and, to the extent permitted by law, overdue interest, at the rate of 10.17% per annum and to be substantially in the form of EXHIBIT A. Such notes, which may be issued pursuant to any provision of this Agreement and any such notes which may be issued hereunder in substitution or exchange for any such notes pursuant to any such provision, are collectively referred to as the "NOTES".

         2.      PURCHASE AND SALE OF NOTES; CLOSING.

         2A.     PURCHASE AND SALE OF NOTES.  Subject to the terms and
conditions of this Agreement, the Borrowers shall sell to each of you (each individually a "PURCHASER" and, collectively, the "PURCHASERS"), and each Purchaser shall severally purchase from the Borrowers, Notes of the respective principal amounts, or aggregate principal amounts, set forth after its name in the PURCHASER SCHEDULE at a price equal to 100% of such principal amount, registered in its name or that of its nominee or nominees specified in the PURCHASER SCHEDULE.

         2B.     CLOSING.  The purchase and sale of the Notes shall take place at the offices of the Purchasers' special counsel, Sullivan & Worcester ("SPECIAL COUNSEL"), One Post Office Square, Boston, Massachusetts 02109, at a closing (the "CLOSING") to be held on October 29, 1993 or on such other date as the Purchasers and the Borrowers may agree (the "CLOSING DATE"). At the Closing, the Borrowers will deliver to each Purchaser the Note or Notes to be purchased by it, against payment of the purchase price therefor by transfer of immediately available funds in accordance with the wiring instructions stated on EXHIBIT B.

         3. CONDITIONS OF CLOSING. Each Purchaser's obligation to purchase and pay for its Note or Notes is subject to the fulfillment to its satisfaction or its written waiver, on or before the Closing Date, of the following conditions:

         3A.     OPINION OF COMPANY COUNSEL.  Each Purchaser shall have
received opinions, dated the Closing Date and addressed to it, from Morgan, Lewis & Bockius, counsel to the Company, the Borrowers and the Affiliate Guarantors, in substantially the form of EXHIBIT C-1, and from Conyers, Dill & Pearman, Bermuda counsel to BTL, in substantially the form of EXHIBIT C-2. To the extent that either opinion referred to above in this PARAGRAPH 3A is rendered in reliance upon the opinion of any other counsel, each Purchaser shall have received a copy of the opinion of such other counsel, dated the Closing Date and addressed to it, or a letter from such other counsel, dated the Closing Date and addressed to it, in form and substance satisfactory to each Purchaser, authorizing it to rely on such other counsel's opinion.

         3B.     OPINION OF PURCHASERS' SPECIAL COUNSEL.  Each Purchaser shall have received from the Purchasers' Special Counsel an opinion satisfactory to it as to such matters incident to the transactions contemplated by this Agreement as it may reasonably request.

         3C.     REPRESENTATIONS AND WARRANTIES; COMPLIANCE; NO DEFAULT.  The
representations and warranties contained in PARAGRAPH 8 shall be true on and as of the Closing Date; there shall exist on the Closing Date no Default or Event of Default; the Company, the Borrowers and the Affiliate Guarantors shall each have performed and complied with all agreements and conditions contained in this Agreement required to be performed or complied with by it on or prior to the Closing; and the Company and the Borrowers shall each have delivered to each Purchaser an Officers' Certificate in the form of EXHIBIT D, dated the Closing Date, certifying as to the matters set forth in this PARAGRAPH 3C.

         3D.     PURCHASE PERMITTED BY APPLICABLE LAWS.  The offering,
issuance, purchase and sale of, and payment for, the Notes to be purchased by the Purchasers on the Closing Date on the terms and conditions of this Agreement (including the use of the proceeds of such Notes by the Borrowers) shall not violate any applicable law or governmental regulation (including, without limitation, section 5 of the Securities Act or Regulation G, T, U or X of the Board of Governors of the Federal Reserve System) and shall not subject any Purchaser to any tax, penalty, liability or other condition adverse to it under or pursuant to any applicable law or governmental regulation, and the Purchasers shall have received such certificates or other evidence as they may request to establish compliance with this condition.

         3E.     PRIVATE PLACEMENT NUMBER.  A Private Placement Number shall have been assigned to the Notes by Standard & Poor's CUSIP Service Bureau.

         3F.     PROCEEDINGS.  All corporate and other proceedings taken or to be taken by the Company, the Borrowers and the Affiliate Guarantors in connection with the transactions contemplated by this Agreement and all documents incident thereto shall be satisfactory in substance and form to each Purchaser and Purchasers' Special Counsel, and each Purchaser shall have received all such counterpart originals or certified or other copies of such documents as it may reasonably request.

         3G.     CONSENT OF LENDERS AND OTHER PERSONS.  The Company and the
Borrowers shall have received the written consent of all Persons whose consent is necessary for the transactions contemplated by this Agreement satisfactory in form and substance to each Purchaser.

         3H.     REPAYMENT OF DEBT.  Concurrently with the Closing, the
Borrowers shall have applied or the Company shall have caused its appropriate Subsidiary to apply $24,550,000 of the net proceeds of the sale of the Notes to the repayment of the Debt identified on SCHEDULE 3H and all such Debt shall have been repaid in its entirety.

         3I.     GUARANTIES.  Each of the Company, Baldwin Europe Consolidated
Inc., a Delaware corporation ("BEC"), and Baldwin Asia Pacific Corporation, a Delaware corporation ("BAP"), shall have guaranteed the payment of the Notes and the performance by the Borrowers of their obligations under this Agreement pursuant to separate guaranties in the form of EXHIBIT E-1 in respect of the Company and in the form of EXHIBIT E-2 in respect of BEC and BAP, such guaranties shall be in full force and effect, and the Purchasers shall have received from the Company and the Borrowers such confirmation thereof as they or their Special Counsel may reasonably request.

         3J.     CONTRIBUTION AGREEMENT.  The Company, the Borrowers, BEC and
BAP shall have entered into a Contribution Agreement in the form of EXHIBIT F hereto (the "CONTRIBUTION AGREEMENT"), such agreement shall be in full force and effect, and the Purchasers shall have received from the Company and the Borrowers such confirmation thereof as they or their Special Counsel may reasonably request.

         4. PREPAYMENT; SCHEDULED PAYMENTS OF PRINCIPAL. The Notes may be prepaid only under the circumstances set forth in PARAGRAPHS 4A and 4D and shall be repaid in accordance with PARAGRAPH 4C or upon any acceleration of final maturity as provided in PARAGRAPH 7.

         4A.     OPTIONAL PREPAYMENT WITH MAKE WHOLE PREMIUM.  The Borrowers
shall have the option of prepaying the Notes at any time or from time to time in whole or in part (in minimum amounts of $1,000,000 or larger amounts which are integral multiples of $250,000), at 100% of the principal amount so prepaid, plus interest accrued thereon to the Settlement Date and the Make Whole Premium, if any. All partial prepayment(s) of the Notes pursuant to this PARAGRAPH 4A shall be applied to the obligations of the Borrowers to make the mandatory repayments of principal required in PARAGRAPH 4C below in inverse order of maturity.

         4B.     NOTICE OF OPTIONAL PREPAYMENT.  The Borrowers shall give each
Holder to be prepaid in whole or in part pursuant to PARAGRAPH 4A irrevocable written notice of such prepayment at least 30 days prior to the Settlement Date, specifying (i) the Settlement Date and (ii) the Called Principal of the Notes held by each such Holder, and stating that such prepayment is an optional prepayment pursuant to PARAGRAPH 4A of this Agreement. Upon the giving of such notice, the Called Principal as specified in such notice, together with interest thereon to the Settlement Date and the Make Whole Premium, if any, shall become due and payable on the Settlement Date. On the date which is two
(2) Business Days prior to the Settlement Date of a prepayment under PARAGRAPH 4A, the Borrowers shall deliver to the Holder of each Note being prepaid an Officers' Certificate stating whether a Make Whole Premium is payable in connection with such prepayment and setting forth in detail the calculations used in making such determination.

         4C.     SCHEDULED PAYMENTS OF PRINCIPAL.  The Borrowers shall,
beginning October 29, 1997 and on each October 29th thereafter until October 29, 1999, repay $6,250,000 of the aggregate principal amount of the Notes, each at 100% of the principal amount so prepaid plus interest accrued thereon to the date of payment. On October 29, 2000, all remaining principal and accrued interest then outstanding under the Notes shall be repaid in full.

         4D.     PREPAYMENT UPON CHANGE OF CONTROL.  The Borrowers shall give prompt written notice (a "CHANGE OF CONTROL NOTICE") to each Holder not less than 30 days prior to the effective date of any Change of Control which requires or has received the approval of the Company's stockholders or Board of Directors. The Change of Control Notice shall identify the Persons involved, describe the transaction, include such financial and other information as is available to the Company and the Borrowers with reasonable effort that shall be reasonably necessary to each Holder to make an informed decision as to whether to elect to require prepayment and set forth the effective date of such proposed Change of Control. Any Holder, by giving written notice of such election not later than five (5) Business Days prior to the stated effective date of such Change of Control, shall have the option to require the Borrowers to prepay all, but not less than all, of its Notes at 100% of the principal amount thereof plus interest accrued thereon to the Settlement Date and the Make Whole Premium, if any. Any such prepayment shall be made on the effective date of the Change of Control.

         If the proposed terms of a proposed Change of Control change substantially, the Borrowers shall deliver to each Holder a revised Change of Control Notice which includes the information required above and each Holder shall then have another opportunity to elect to require prepayment of its Notes (by delivering to the Borrowers written notice of such election not later than ten (10) days following receipt of such revised Change of Control Notice), and any such prepayment shall occur on the later to occur of (a) the effective date of such Change of Control or (b) three (3) Business Days following the Borrowers' receipt of the Holders election to require repayment.

         On the date which is two (2) Business Days prior to the Settlement Date of a prepayment under this PARAGRAPH 4D, the Borrowers shall deliver to the Holder of each Note being prepaid an Officers' Certificate stating whether a Make Whole Premium is payable in connection with such prepayment and setting forth in detail the calculations used in making such determination.

         If the Borrowers fail to give proper notice of a Change of Control or if a Change of Control occurs with respect to which the Borrowers were not obligated to give prior notice, then, without limitation of any other rights the Holders may have by reason thereof under this Agreement, any Holder whose Notes were not prepaid in connection with such Change of Control may at any time thereafter or, if the Borrowers give a Change of Control Notice after a Change of Control has occurred, not later than thirty (30) days following the date that the Borrowers gave such Change of Control Notice, require the Borrowers to prepay in full the aggregate principal amount of its Notes at 100% of the principal amount so prepaid plus accrued interest to the Settlement Date and the Make Whole Premium, if any.

         4E.     APPLICATION OF PAYMENTS.  Upon any partial prepayment of the
Notes pursuant to PARAGRAPH 4A and any scheduled repayment of the Notes pursuant to PARAGRAPH 4C, the principal amount so prepaid plus the interest accrued thereon and the Make Whole Premium, if any, shall be allocated to all Notes at the time outstanding in proportion to their respective outstanding principal amounts. All payments made to the Holders on account of the Notes shall be applied first to expenses, then to accrued interest (including accrued interest on interest and on the Make Whole Premium, if any), then to the Make Whole Premium, if any, and then to principal.

         4F. RETIREMENT OF NOTES. The Company and the Borrowers shall not, and shall not permit any of their Affiliates to, prepay or otherwise retire in whole or in part prior to their stated maturity (other than by prepayment pursuant to PARAGRAPH 4A or 4D, scheduled repayment pursuant to PARAGRAPH 4C or upon acceleration of such final maturity pursuant to PARAGRAPH 7A), or purchase or otherwise acquire, directly or indirectly, Notes held by any Holder unless the Company, such Borrower or such Affiliate shall have offered to prepay or otherwise retire or purchase or otherwise acquire, as the case may be, the same proportion of the aggregate principal amount of Notes held by each other Holder at the time outstanding upon the same terms and conditions. No Notes so prepaid or otherwise retired or purchased or otherwise acquired by the Company, either Borrower or any their Affiliates shall thereafter be reissued or deemed to be outstanding for any purpose under this Agreement.

         4G.     MAKE WHOLE PREMIUM.  The Borrowers acknowledge that the Make
Whole Premium due at any optional prepayment or prepayment upon a Change of Control or upon acceleration of final maturity has been negotiated with the Purchasers to provide a bargained for rate of return on the Notes and is not a penalty.

         5. AFFIRMATIVE COVENANTS. The Company and the Borrowers covenant and agree that:

         5A.     FINANCIAL REPORTING BY THE COMPANY.  The Company will deliver to each Holder and to any prospective Transferee of a Note designated by any Holder in writing to the Borrowers:

                 (i) as soon as practicable and in any event not more than 45 days after the end of each quarterly period in each fiscal year of the Company (except the fourth quarter), a consolidated (and upon the request of any Holder, consolidating) balance sheet of the Company and its Subsidiaries as at the end of such quarterly period and for the fiscal year to date, and the related consolidated (and, with respect to statements of income and changes in shareholders' equity, upon the request of any Holder, consolidating) statements of income, of changes in shareholders' equity and of cash flows of the Company and its Subsidiaries for such period(s) setting forth, in each case in comparative form, figures for the corresponding period(s) in the preceding fiscal year of the Company, all in reasonable detail and in accordance with GAAP and certified by the chief accounting officer or chief financial officer of the Company as fairly presenting the consolidated (and, if requested, consolidating) financial condition of the Company and its Subsidiaries as at the dates indicated and the consolidated results of their operations and cash flows, in each case for the periods indicated, in conformity with GAAP (except as disclosed in the certificate of such chief accounting officer or chief financial officer with any changes in accounting policies discussed in reasonable detail), subject to changes resulting from year-end adjustments not material in scope or amount;

                 (ii) as soon as practicable and in any event not more than 90 days after the end of each fiscal year of the Company, a consolidated and consolidating balance sheet of the Company and its Subsidiaries as of the end of such year and the related consolidated (and, with respect to statements of income and changes in shareholders' equity, upon the request of any Holder, consolidating) statements of income, of cash flows and of changes in shareholders' equity of the Company and its Subsidiaries for such year, and setting forth in each case, in comparative form, corresponding figures for the preceding fiscal year of the Company, all in reasonable detail and in accordance with GAAP and (a) in the case of such consolidated financial statements accompanied by a report thereon of Price Waterhouse or other independent certified public accountants of recognized national standing selected by the Company, which report shall be without limitations to the scope of the audit and shall state that such consolidated financial statements present fairly the financial condition of the Company and its Subsidiaries as at the dates indicated and the consolidated results of their operations and cash flows for the periods indicated in conformity with GAAP (except as otherwise specified in such report) and that the audit by such accountants in connection with such consolidated financial statements has been made in accordance with generally accepted auditing standards and (b) in the case of any consolidating financial statements, certified by the chief accounting officer or chief financial officer of the Company as presenting fairly the information contained therein in conformity with GAAP;

                 (iii) together with each delivery of financial statements of the Company and its Subsidiaries pursuant to SUBPARAGRAPHS (I) and
         (II) of THIS PARAGRAPH 5A, a certificate of the chief financial officer of the Company (a) stating that (i) the signer has reviewed the terms of this Agreement and the Notes and has made, or caused to be made under his supervision, a review in reasonable detail of the transactions and condition of the Company and its Subsidiaries during the fiscal period covered by such financial statements and that such review has not disclosed the existence during or at the end of such fiscal period, and that to the best of his knowledge after reasonable investigation the signer has no knowledge of the existence as at the date of such certificate, of any condition or event which constitutes a Default or Event of Default or, if any such condition or event existed or exists, specifying the nature and period of existence thereof and what action the Company and the Borrowers have taken, are taking or propose to take with respect thereto and
         (ii) the Company, the Borrowers and their Subsidiaries are in compliance with the provisions of PARAGRAPHS 6A, 6B, 6C and 6D and (b) demonstrating (with computations in reasonable detail) compliance by the Company, the Borrowers and their Subsidiaries with the provisions of PARAGRAPHS 6A, 6B, 6C(4)(V) and 6D;

                 (iv) together with each delivery of financial statements of the Company and its Subsidiaries pursuant to SUBPARAGRAPH (II) of this PARAGRAPH 5A, a certificate by the Company's independent public accountants stating (a) that their audit examination has included a review of the terms of this Agreement and the Notes as they relate to accounting matters and that such review is sufficient to enable them to make the statement referred to in CLAUSE (C) of this SUBPARAGRAPH
         (IV), (b) whether, in the course of their audit examination, there has been disclosed the existence during the fiscal year covered by such financial statements (and whether they have knowledge of the existence as of the date of such accountants' certificate) of any condition or event which constitutes a Default or Event of Default under PARAGRAPH 6A, 6B, 6C (other than PARAGRAPHS 6C(1) and 6C(6)), or 6D, and if during their audit examination there has been disclosed (or if they have knowledge of) such a condition or event, specifying the nature and period of existence thereof (it being understood, however, that such accountants shall not be liable to any Person by reason of their failure to obtain knowledge of any Default or Event of Default which would not be disclosed in the course of an audit conducted in accordance with generally accepted auditing standards), and (c) that based on their annual examination nothing came to their attention which causes them to believe that the information contained in the certificate of the Company's chief financial officer delivered pursuant to SUBPARAGRAPH (III) of this PARAGRAPH 5A insofar as it relates to accounting or auditing matters is not correct or that the matters set forth in such certificate are not stated in accordance with the terms of this Agreement (it being understood that such independent public accountants' examination was not primarily directed toward determining the accuracy of such information);

                 (v) promptly after receipt thereof by the Company or either Borrower, copies of all material reports submitted to the Company or such Borrower by independent public accountants and consultants in connection with each annual, interim or special audit of the books of the Company or any Significant Subsidiaries made by such accountants;

                 (vi) promptly after any officer of the Company, either Borrower or any of their Subsidiaries obtain knowledge (a) that a condition or event exists that constitutes a Default or Event of Default, (b) that any Holder has given any notice or taken any other action with respect to a claimed Default or Event of Default under this Agreement, (c) of any condition or event peculiar to the Company, either Borrower or their Subsidiaries which could reasonably be expected to have a Material Adverse Effect on the Company, any Significant Subsidiary or the Consolidated Group, (d) that any Person has given any notice to the Company, either Borrower or any of their Subsidiaries or taken any other action with respect to a claimed default or event or condition of the type referred to in SUBPARAGRAPH
         (III) of PARAGRAPH 7A, (e) of the institution of any litigation involving claims against the Company, either Borrower or any of their Subsidiaries equal to or greater than $500,000 with respect to any single cause of action or $1,000,000 in the aggregate, (f) of the assertion by any Person of a claim for breach or violation of any Environmental Law or for damages resulting from such breach or violation against the Company, either Borrower or any of their Subsidiaries which if adversely determined against the Company or such Borrower or Subsidiary would have a Material Adverse Effect on the Company or such Borrower or Subsidiary or on the Consolidated Group,
         (g) of the assertion of any claim by any Person seeking injunctive relief against the Company, either Borrower or any of their Subsidiaries which would impair the conduct by the Company, either Borrower or any of their Subsidiaries of its business in the ordinary course or the performance of this Agreement, the Notes or any Related Agreement, or (h) the occurrence of any default or any event of default under the Revolving Credit Facility or any other agreement, instrument or note evidencing or pursuant to which any other Debt, the outstanding principal amount of which exceeds $1,000,000, has been issued by the Company, either Borrower or any of their Subsidiaries, an Officers' Certificate specifying the nature and period of existence of any such condition or event, or specifying the notice given or action taken by such Holder or Person and the nature of such claimed Default, Event of Default, event or condition, and what action the Company or the Borrowers have taken, are taking or propose to take with respect thereto;

                 (vii) promptly after any officer of the Company, either Borrower or any of their Subsidiaries obtain knowledge of the occurrence of any (i) "reportable event", as such term is defined in section 4043 of ERISA with respect to any Plan, (ii) "prohibited transaction" as such term is defined in section 4975 of the Code, in connection with any Plan or any trust created thereunder which is not otherwise exempt under a statutory, class or administrative exemption,
         (iii) event described in PARAGRAPH 6E, (iv) reorganization or termination of any Multiemployer Plan to which the Company, either Borrower or any Related Person is obligated or has been obligated to contribute, (v) termination of any Plan, or proceedings to terminate any Plan which are pending or threatened, (vi) liability to or on account of any Plan under section 4062, 4063 or 4064 of ERISA which will or may be incurred by the Company, either Borrower or a Related Person, a written notice specifying the nature thereof, what action the Company, such Borrower or any Related Person has taken, is taking or proposes to take with respect thereto, and, when known, any action taken or threatened by the Internal Revenue Service or the PBGC with respect thereto;

                 (viii) promptly after the transmission thereof, copies of all such financial statements, proxy statements, notices and reports as the Company, either Borrower or any of their Subsidiaries shall send to its public debtholders or public stockholders and copies of all registration statements (without exhibits) and all reports which the Company, either Borrower or any of their Subsidiaries files with the SEC;

                 (ix) promptly after the transmission thereof, copies of all such financial statements, notices, certificates and reports as the Company, either Borrower or any of their Subsidiaries shall send to the lender(s) under the Revolving Credit Facility or to any other lender, or group of lenders, if the aggregate Debt outstanding to such lender, or group of lenders, (x) from the Company, the Borrowers and their Subsidiaries (other than BAP and its Subsidiaries or BEC and its Subsidiaries) exceeds $1,000,000 or (y) from BAP and its Subsidiaries or BEC and its Subsidiaries exceeds $3,000,000;

                 (x) promptly after receipt thereof, copies of all reports, statements and notices the Company, either Borrower or any of their Subsidiaries may receive in accordance with Section 13(d) or 14(d) of the Exchange Act and the rules and regulations promulgated thereunder by the SEC; and

                 (xi) with reasonable promptness, such other information and data with respect to the Company, either Borrower or any of their Subsidiaries as from time to time may be reasonably requested by any Holder.

         5B.     INFORMATION REQUIRED BY RULE 144A.  Each of them will, upon the request of any Holder, provide such Holder, and any qualified institutional buyer designated by such Holder, such financial and other information as such Holder may reasonably determine to be necessary in order to permit compliance with the information requirements of Rule 144A in connection with a resale or proposed resale of Notes. For the purpose of this PARAGRAPH 5B, the term "qualified institutional buyer" shall have the meaning specified in Rule 144A.

         5C.     INSPECTION OF PROPERTY.  Each of them will permit any Person designated by any Holder, at such Holder's expense (unless such inspection shall be made during the continuance of a Default or after the occurrence of an Event of Default, in which event the reasonable expense of such inspection shall be borne by the Borrowers), to visit and inspect any of the properties of itself or any of its Subsidiaries, to examine the corporate books and financial records of itself or any of its Subsidiaries and make copies thereof or extracts therefrom and to discuss the affairs, finances and accounts of itself or any of its Subsidiaries with the principal officers of it or such Subsidiary, and (prior to the occurrence and continuance of a Default or Event of Default, upon consent of the Company or either Borrower (which consent shall not be unreasonably withheld) and at the expense of the Holder, and during the continuance of a Default or after the occurrence of an Event of Default without the consent of the Company or either Borrower and at the expense of the Borrowers) the Company's and each Borrower's independent public accountants (and by this provision the Company and the Borrowers authorize such accountants to discuss with any Person so designated the affairs, finances and accounts of the Company, the Borrowers and their Subsidiaries), all at such reasonable times and as often as such Holder may reasonably request.

         5D.     CORPORATE EXISTENCE, ETC.  Each of them shall at all times preserve and keep in full force and effect its and its Subsidiaries' corporate existence, and rights and franchises material to the business of the Company, any Significant Subsidiary or the Consolidated Group except as otherwise specifically permitted by PARAGRAPH 6C(4), and will qualify, and will cause each of its Subsidiaries to qualify, to do business in any jurisdiction where the failure to do so would have a Material Adverse Effect on the Company, any Significant Subsidiary or the Consolidated Group.

         5E.     PAYMENT OF TAXES AND CLAIMS.  Each of them will pay, and will cause each of its Subsidiaries to pay, (i) all income taxes before the same shall become delinquent, except where such income taxes are contested in good faith by appropriate proceedings promptly instituted and diligently conducted, if adequate reserves therefor have been established on its books of account in accordance with GAAP, and (ii) all other taxes, assessments and other governmental charges imposed upon it or any of its properties or assets or in respect of any of its franchises, business, income or profits before any penalty or interest accrues thereon, and all claims (including, without limitation, claims for labor, services, materials and supplies) for sums which have become due and payable, provided that no such tax, assessment, charge or claim need be paid if it is being contested in good faith by appropriate proceedings promptly instituted and diligently conducted and if such reserves or other appropriate provision, if any, as shall be required by GAAP shall have been made therefor.

         5F.     COMPLIANCE WITH LAWS, ETC.  Each of them will comply, and will cause each of its Subsidiaries to comply, with the requirements of all applicable laws, rules, regulations and orders of any governmental authority (including, without limitation, the Occupational Safety and Health Act of 1970, as amended, ERISA and all Environmental Laws), the violation of which would have a Material Adverse Effect on the Company, any Significant Subsidiary or the Consolidated Group.

         5G.     MAINTENANCE OF PROPERTIES.  Each of them will maintain or make adequate arrangements for the maintenance of, and will cause each of its Subsidiaries to maintain or make adequate arrangements for the maintenance of, in good repair and working order and condition, subject to reasonable wear and tear and obsolescence, all properties used or useful in its or their business, and from time to time make or cause to be made all appropriate repairs, renewals and replacements thereof.

         5H.     INSURANCE.  Each of them will maintain, and will cause each of its Subsidiaries to maintain, with financially sound and reputable insurers, insurance with respect to its properties and business and the properties and business of its Subsidiaries in such forms and amounts and against such risks customarily insured against by corporations of established reputation engaged in the same or similar business and similarly situated.

         5I.     SCOPE OF BUSINESS.  Each of them will engage, and will cause its Subsidiaries to engage, only in businesses in substantially the same fields as the businesses conducted on the date of this Agreement and described in the Memorandum.

         5J.     USE OF PROCEEDS.  The Borrowers will use $24,550,000 of the proceeds of the sale of the Notes for repayment of the Debt designated on
SCHEDULE 3H and $450,000 of the proceeds for working capital of BAM and not for any purpose which would violate any applicable law or governmental regulation or which is otherwise prohibited under PARAGRAPH 6B or 8H.

         5K.     ENVIRONMENTAL COMPLIANCE.  Each of them (i) will obtain and maintain, and will cause each of its Subsidiaries to obtain and maintain, all permits, licenses, and other authorizations that are required under all Environmental Laws, (ii) will comply, and cause each of its Subsidiaries to comply, with all terms and conditions of all such permits, licenses, and authorizations and with all other applicable limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules, and timetables contained in all Environmental Laws or in any regulation, ordinance, code, plan, order, decree, judgment, injunction, notice, or demand letter issued, entered, promulgated, or approved thereunder, except to the extent that failure so to do does not have a Material Adverse Effect on the Company, either Borrower, or any of their Subsidiaries, and (iii) will operate, and will cause each of its Subsidiaries to operate, all property owned or leased by it such that no claim or obligation, including a clean-up obligation, which would have a Material Adverse Effect on the Company, either Borrower or any of their Subsidiaries, shall arise under any Environmental Law, and if any claim is made against the Company, either Borrower or their Subsidiaries or any such obligation of the Company, either Borrower or any of their Subsidiaries, which would have a Material Adverse Effect on the Company, either Borrower, any of their Subsidiaries or the Consolidated Group, arises under any Environmental Law, the party against whom such claim is made shall timely satisfy such claim or obligation.

         5L.     MAINTENANCE OF BOOKS AND RECORDS.  Each of them will do, and will cause each of its Subsidiaries to do, the following: (i) keep proper records and books of account with respect to its business activities in which proper entries are made in the ordinary course of all dealings or transactions of or in relation to its business and affairs; (ii) set up on its books adequate reserves with respect to all taxes, assessments, charges, levies and claims; and (iii) set up on its books reserves against doubtful accounts receivable, advances and all other proper reserves (including reserves for depreciation, obsolescence or amortization of its property). All determinations pursuant to this PARAGRAPH 5L shall be made in accordance with, or as required by, GAAP. Notwithstanding the foregoing, the Company, either Borrower or any of their Subsidiaries may make adjustments and changes in the manner in which their books and records are kept; provided, that:

         (a) all such adjustments and changes shall be required or permitted by GAAP but need not conform with its prior accounting practice;

         (b) each Holder shall be given (i) written notice from the Company of all such changes or adjustments with the delivery of the financial statements required by PARAGRAPH 5A(I) or 5A(II), as the case may be, for the fiscal period in which such adjustment or change was first put into effect, and (ii) with the delivery of the financial statements required by PARAGRAPH 5A(II) a description by the independent certified public accountants who audited such financial statements of the effect of all such changes and adjustments put into effect in the preceding fiscal year on such financial statements (a) which are required by generally accepted auditing standards to be referred to in such financial statements or such independent certified public accountants' opinion thereon or
                 (b) if not required by generally accepted auditing standards, with respect to which the Required Holders have reasonably requested a description;

         (c) the financial covenants and ratios set forth in PARAGRAPH 6A and the ratios set forth in PARAGRAPH 6D(1) shall continue to be calculated without regard to such adjustments or changes unless and until each Holder has consented thereto.

         5M.     PAYMENT OF TRADE PAYABLES.  Each of them will pay, and will cause each of its Subsidiaries to pay, all Trade Payables promptly (i) in accordance with their terms or (ii) in accordance with prior practice, if paying Trade Payables in accordance with such prior practice (and not in accordance with their terms) would not, in each circumstance or in the aggregate, have a Material Adverse Effect on the Company, any Significant Subsidiary or the Consolidated Group.

         6. NEGATIVE COVENANTS. The Company and the Borrowers covenant and agree that:

         6A.     FINANCIAL COVENANTS.  They will not:

         6A(1). CONSOLIDATED NET WORTH. Permit Consolidated Net Worth, calculated as of the last day of any fiscal quarter of the Company after June 30, 1993, to be less than (i) $70,000,000, plus (ii) an amount equal to 50% of the aggregate of the Consolidated Net Income (without deduction for quarterly losses) in each fiscal quarter thereafter.

         6A(2). CURRENT RATIO. Permit the Current Ratio, calculated as of the last day of any fiscal quarter after June 30, 1993, to be less than 1.4 to 1.0.

         6B.     RESTRICTED PAYMENTS.  They will not make, and will not permit any of their Subsidiaries to make, any Restricted Payments unless:

              (i) the aggregate of all such Restricted Payments made after June 30, 1993 does not exceed the sum of (x) $3,000,000; plus
         (y) the net cash proceeds received by the Company from the issuance of shares of Eligible Capital Stock; plus (z)(a) 50% of the Consolidated Net Income from June 30, 1993 through the Company's fiscal quarter most recently ended for which financial statements have been (or are required to have been) furnished to the Holders in accordance with PARAGRAPH 5A(I) or 5A(II), as the case may be, taken as a single accounting period or, (b) in the event Consolidated Net Income for such period shall be a negative number, 100% of such amount (expressed as a negative number); and

              (ii) no Event of Default or Default exists immediately before or immediately after such payment or would otherwise reasonably be anticipated to result therefrom.

         6C.     LIENS AND OTHER RESTRICTIONS.  They will not, and will not permit any of their Subsidiaries to:

         6C(1). LIENS. Create, assume or suffer to exist any Lien on its property or assets, whether now owned or hereafter acquired or upon any income or profits therefrom, or transfer any property for the purpose of subjecting the same to the payment of obligations in priority to the payment of its general creditors except for:

                 (i) Liens on Fixed Assets incurred by the Company, either Borrower or any of their Subsidiaries in the ordinary course of business in connection with the acquisition or construction thereof, which secure all or part of the purchase price thereof (including Capitalized Leases) and Liens existing on property at the time of its purchase or construction thereof; provided, however, that (a) each such Lien is confined solely to the property so purchased or constructed, improvements thereto and proceeds thereof, (b) such Liens secure only the purchase price for such property and the amount of the Debt secured by such Lien does not exceed 80% of the cost of such property, (c) the Debt secured by such Lien is incurred at the time of the acquisition, or within one hundred twenty (120) days following the date of acquisition, of the Fixed Assets subject thereto, and (d) the Debt secured thereby would otherwise be permitted by PARAGRAPH 6D;

                 (ii) Liens representing any renewal, refunding or extension of any Lien permitted by CLAUSE (I) of this PARAGRAPH 6C(1) provided that the principal amount secured and then outstanding is not increased, the Lien is not extended to other property and the Debt secured thereby would be permitted under PARAGRAPH 6D;

                 (iii) Liens, and other charges incidental to the conduct of its business, or the ownership of its property (including charges for taxes or otherwise arising by operation of law, mechanics', carriers', workers', repairmen's, warehousers' or other similar liens), which are not incurred in connection with the borrowing of money or the securing of Debt, provided in each case the obligation secured is not overdue or is being contested in good faith by appropriate actions or procedures promptly instituted and diligently conducted and such reserves as shall be required by GAAP shall have been made therefor and which in the aggregate do not materially diminish the value of the property or assets of the Company, any Significant Subsidiary or of the Consolidated Group;

                 (iv) Liens existing as of this date securing Debt and listed on SCHEDULE 6C(1);

                 (v) deposits or pledges to secure worker's compensation, unemployment insurance, old age benefits or other social security obligations or retirement benefits;

                 (vi) Liens arising out of deposits in connection with, or to secure the performance of, bids, tenders, trade contracts not for the payment of money or leases, or to secure statutory obligations or surety or appeal bonds, performance bonds or other pledges or deposits for purposes of like nature in the ordinary course of business;

                 (vii) Liens arising under Title IV of ERISA which would not have a Material Adverse Effect on the Company, any Significant Subsidiary or on the Consolidated Group;

                 (viii) survey exceptions or encumbrances, easements or reservations, or rights of others for rights-of-way, utilities and other similar purposes, or zoning or other restrictions as to the use of real properties, which are necessary for the conduct of the activities of the Company and its Subsidiaries or which customarily exist on properties of Persons engaged in similar activities and similarly situated and which do not in any event have a Material Adverse Effect on, or materially impair their use in the operation of the business of, the Company, any Significant Subsidiary or the Consolidated Group;

                 (ix) Liens arising from judgments or decrees not constituting a Default or Event of Default unless such lien remains undischarged, unstayed on appeal, unbonded and undismissed for a period of sixty (60) consecutive days;

                 (x) Liens on receivables and inventory of the Company, the Borrowers and their Subsidiaries if the aggregate principal amount of the Debt (exclusive of any Debt set forth on Schedule 6C(1)), secured by all such Liens does not at any time exceed $15,000,000; and

                 (xi) Liens on any capital stock of the Borrowers and the Company's other Subsidiaries if the aggregate principal amount of the Debt (exclusive of the Funded Debt represented by the Notes) secured by all such Liens does not at any time exceed $20,000,000, provided that the Notes are secured by all such Liens equally and ratably with all other Debt secured thereby pursuant to a written agreement in form and substance satisfactory to the Holders and their Special Counsel, the enforceability of which has been confirmed to the satisfaction of the Holders and their Special Counsel.

         6C(2). LOANS, ADVANCES AND INVESTMENTS. Make or permit to remain outstanding any loan or advance to, or extend credit to, or own, purchase or acquire any stock (including that of the Company), obligations or securities of, or any other interest in, or make any capital contribution to any Person (other than the present investment of the Company and its Subsidiaries in their respective Subsidiaries), except that the Company and any of its Subsidiaries may:

                 (i) make or permit to remain outstanding loans or advances to any Wholly-Owned Subsidiary of the Company provided that any such loans to a Borrower are subordinated to the payment of the Funded Debt represented by the Notes and any such loans to an Affiliate Guarantor are subordinated to such Affiliate Guarantor's obligations under its Affiliate Guaranty, in each case pursuant to a subordination agreement in the form of EXHIBIT G and the enforceability of which has been confirmed to the reasonable satisfaction of the Holders and their Special Counsel (a "SUBORDINATION AGREEMENT");

                 (ii) acquire and own stock, obligations or securities received in settlement of debts (created in the ordinary course of business) owing to the Company or such Subsidiary;

                 (iii) own, purchase or acquire: (a) securities issued or directly and fully and unconditionally guaranteed or insured by the United States of America, Japan or any country which is a member of the European Economic Community or any agency thereof backed by the full faith and credit of the United States of America, Japan or any country which is a member of the European Economic Community and maturing within one (1) year from the date of acquisition; (b) demand deposits in banks in the ordinary course of business (not for investment purposes); (c) time deposits, or certificates of deposit maturing within one (1) year from the date of acquisition issued by commercial banks which are members of the Federal Reserve System and chartered under the laws of the United States of America or any state or the District of Columbia or Japan or any country which is a member of the European Economic Community whose short-term securities are rated at least A-1 (or then existing equivalent) by Standard & Poor's Corporation and at least P-1 (or then existing equivalent) by Moody's Investors Service, Inc.; (d) prime commercial paper maturing not more than 270 days from the date of acquisition, having as at any date a rating of at least A-1 (or the existing equivalent) from Standard & Poor's Corporation or at least P-1 (or then existing equivalent) from Moody's Investors Service, Inc. and issued by a corporation organized in any state of the United States of America or the District of Columbia or Japan or any country which is a member of the European Economic Community; and (e) securities of the type described in CLAUSE
         (A) of this SUBPARAGRAPH but issued or directly and fully and unconditionally guaranteed or insured by any country (or agency backed by the full faith and credit thereof) other than the United States of America, Japan or a member of the European Economic Community and investments of the type described in CLAUSES (C) and (D) of this SUBPARAGRAPH of a bank chartered or a corporation organized in any jurisdiction other than the United States of America, any state thereof or the District of Columbia, Japan or a member of the European Economic Community, provided that the aggregate of all such securities and investments, together with the aggregate amount of demand deposits in banks located in all countries other than the United States of America, Japan or a member of the European Economic Community does not exceed at any time $5,000,000;

                 (iv) endorse negotiable instruments for collection in the ordinary course of business;

                 (v) purchase or acquire stock of any Person if immediately after such purchase or acquisition such Person will be an 80% Subsidiary of the Company, provided that if, after giving pro forma effect to such purchase or acquisition as if it had occurred as of the first day of the most recently completed fiscal quarter for which financial statements were delivered pursuant to PARAGRAPH 5A, such 80% Subsidiary would have been a Significant Subsidiary as of such date, then such 80% Subsidiary shall have become an Affiliate Guarantor;

                 (vi) make or permit to remain outstanding loans or advances to their employees other than advances to employees for expenses incurred in the ordinary course of business and loans to employees provided the aggregate principal amount of all such loans by the Company and its Subsidiaries does not at any time exceed $2,500,000 less the principal amount of any such loans which has been repaid as of the date of determination and provided further (i) the proceeds of such loans are used solely by such employees to acquire common stock of the Company; (ii) such loans are secured by a pledge by the employee of the stock so acquired; and (iii) such loans are otherwise made on terms no less favorable to the Person making such loan than those which might be obtained at arm's length between unaffiliated parties;

                 (vii) make capital contributions to either Borrower or the Subsidiaries of the Borrowers or any Affiliate Guarantor or the Subsidiaries of the Affiliate Guarantors; and

                 (viii) may make Restricted Payments to the extent permitted by PARAGRAPH 6B.

         6C(3). SALE OF STOCK AND DEBT OF SUBSIDIARIES. Either directly or indirectly by the issuance of rights, options for or securities convertible into such shares, issue, sell or otherwise dispose of, or part with control of, any shares of capital stock (other than directors' qualifying shares) or Debt of either Borrower or any other Subsidiary of the Company, except for (i) the issuance, sale or other disposition of shares of such capital stock to the Company or another Wholly-Owned Subsidiary of the Company; and (ii) sales of shares of then issued capital stock of a Subsidiary of the Company (other than the capital stock of either Borrower or any Affiliate Guarantor) to a Person which is not a Wholly-Owned Subsidiary of the Company, if immediately after such sale the issuer of such capital stock is no longer a Subsidiary of the Company and the sale would otherwise be permitted under PARAGRAPH 6C(4).

         6C(4). MERGER AND SALE OF ASSETS. Merge or consolidate with any other Person or sell, lease or transfer or otherwise dispose of its assets to any Person or Persons, except, that:

                 (i) any Wholly-Owned Subsidiary of the Company may merge with the Company (provided that the Company shall be the continuing or surviving corporation) or merge or consolidate with any one or more other Wholly-Owned Subsidiaries of the Company (provided if either Borrower or any Affiliate Guarantor is a party to such merger or consolidation it shall be the continuing or surviving corporation except in the case of a merger or consolidation involving either Borrower and any Affiliate Guarantor, in which case such Borrower shall be the controlling or surviving corporation);

                 (ii) any Wholly-Owned Subsidiary of the Company (other than either Borrower or any Affiliate Guarantor) may sell, lease, transfer or otherwise dispose of any of its assets to the Company or another Wholly-Owned Subsidiary of the Company provided that immediately after giving effect to such transaction, no Default or Event of Default would result therefrom or otherwise exist immediately before or immediately after such transaction;

                 (iii) the Company may merge or consolidate with any other corporation, provided that (a) the Company shall be the continuing or surviving corporation; (b) immediately after giving effect to such transaction, were the Company or any of its Subsidiaries to incur additional Debt of $1.00, no Default or Event of Default would result therefrom; and (c) no Default or Event of Default would otherwise exist immediately before or immediately after such merger or consolidation;

                 (iv) a Wholly-Owned Subsidiary of the Company may merge or consolidate with any other corporation, provided that (a) such Subsidiary shall be the continuing or surviving corporation; (b) such Subsidiary shall continue to be a Wholly- Owned Subsidiary of the Company; (c) immediately after giving effect to such transaction, were the Company or any of its Subsidiaries to incur additional Debt of $1.00, no Default or Event of Default would result therefrom; and (d) no Default or Event of Default would otherwise exist immediately before or immediately after such merger or consolidation;

                 (v) the Company or any of its Subsidiaries may sell, transfer or otherwise dispose of some or all of its properties or assets for such consideration as may be determined to be fair and adequate by the Board of Directors of the Company or such Subsidiary (a "DISPOSITION"); provided, however, that (a) no Default or Event of Default exists immediately before or immediately after and giving effect to such Disposition or would otherwise reasonably be anticipated to result therefrom, and (b) immediately after and giving effect to any such Disposition, the aggregate book value, as reflected on the most recent balance sheet of the Company furnished to the Holders pursuant to PARAGRAPH 5A(I) or 5A(II), as the case may be, of all such properties and assets so sold by the Company and its Subsidiaries (which, in the case of a sale of capital stock of a Subsidiary, shall equal the seller's share of the aggregate book value of the properties and assets of such Subsidiary and its Subsidiaries, calculated on a consolidated basis) ("ASSETS SOLD") during the then current fiscal year, less the aggregate amount of Qualifying Reinvestments then made by the Company and its Subsidiaries during such fiscal year, does not exceed 10% of Consolidated Net Tangible Assets at the end of the fiscal year immediately preceding such Disposition; and

                 (vi) the Company or any of its Subsidiaries may sell inventory in the ordinary course of business and BJL may sell receivables in the ordinary course of its business in accordance with its past practices.

For purposes of SUBPARAGRAPH (V) of this PARAGRAPH 6C(4), a "QUALIFYING REINVESTMENT" is the use of proceeds of Assets Sold to (A) purchase not more than ninety (90) days prior to nor more than three hundred sixty-five (365) days after the date of such Disposition (x) tangible, depreciable assets or equipment or real property or depreciable improvements thereon usable in the same business as the Assets Sold, or (y) either (1) purchase all of the outstanding capital stock or other equity interests of a Person which is immediately after such purchase a Subsidiary of the Company and is engaged in any such business, or (2) purchase all or substantially all of the assets and business of a Person which is engaged in any such business, or (B) permanently repay Consolidated Debt, if such repayment is made within 90 days after the date of such Disposition.

         6C(5). SUBSIDIARY DIVIDEND AND OTHER RESTRICTIONS. Enter into, or be otherwise subject to, any contract or agreement (including its charter) which limits the amount of, or otherwise imposes restrictions on the payment of, dividends by any of the Company's Subsidiaries or distributions on any other securities of any of the Company's Subsidiaries held by either Borrower or the Company.

         6C(6). TRANSACTIONS WITH AFFILIATES. Except as set forth on SCHEDULE 6C(6), directly or indirectly engage in any transaction (including, without limitation, the purchase, sale or exchange of assets or the payment of salary, bonuses and other compensation for services rendered) with any present or former stockholder (other than Persons who do not own and have not owned, directly or indirectly, any shares of stock of any Subsidiary of the Company and who do not own and have not owned, directly or indirectly, at any one time more than ten (10) shares of common stock of the Company and any shares of any other class of capital stock of the Company), officer or Affiliate (other than a Wholly-Owned Subsidiary of the Company) or to any successor, assign, Affiliate or transferee thereof, except in the ordinary course of business pursuant to the reasonable requirements of the Company's, the Borrower's or their Subsidiaries' business and upon terms which might be obtained at arms' length between unaffiliated parties.

         6C(7). SALE AND LEASEBACK. Enter into any Sale and Leaseback Transaction, unless the obligation incurred and evidenced by such leasing arrangement would be a Capitalized Lease Obligation and the Debt incurred would be permitted to be incurred by PARAGRAPH 6D.

         6D.     DEBT.

         6D(1). COMPANY DEBT. The Company will not create, incur, assume or otherwise become or remain directly or indirectly liable with respect to any Debt, other than:

                 (i) its Guaranty of the Funded Debt represented by the Notes;

                 (ii) its Guaranty of the Funded Debt from time to time outstanding under the Revolving Credit Facility in an aggregate principal amount not at any time to exceed $20,000,000;

                 (iii) Debt outstanding as of the date of this Agreement other than the Debt set forth in SCHEDULE 3H;

                 (iv) other Funded Debt of the Company if, at the time of incurrence thereof and after giving effect thereto, (a) no Default or Event of Default exists or would otherwise reasonably be anticipated to result from such transaction, (b) the ratio of Consolidated Funded Debt to Consolidated Total Capitalization, in each case calculated on the basis of the most recently available financial information and giving pro forma effect to the incurrence of such Funded Debt and the application of the net proceeds therefrom, would not exceed 0.55 to 1.00, and (c) the financial tests set forth in PARAGRAPH 6A, calculated on the basis of the most recently available financial information, would have been satisfied on a pro forma basis; and

                 (v) other Debt of the Company if, at the time of incurrence thereof and after giving effect thereto, (a) no Default or Event of Default exists or would otherwise reasonably be anticipated to result from such transaction, (b) the ratio of Consolidated Debt to Consolidated Total Capitalization, in each case calculated on the basis of the most recently available financial information and giving pro forma effect to the incurrence of such Debt and the application of the net proceeds therefrom, would not exceed 0.60 to 1.00, and (c) the financial tests set forth in PARAGRAPH 6A, calculated on the basis of the most recently available financial information, would have been satisfied on a pro forma basis.

         6D(2). SUBSIDIARY DEBT. The Borrowers will not, and the Company will not permit any of its other Subsidiaries to, create, incur, assume or otherwise become or remain directly or indirectly liable with respect to Debt other than:

                 (i) the Funded Debt represented by the Notes and the Affiliate Guaranties;

                 (ii) the Funded Debt from time to time outstanding to the Borrowers under the Revolving Credit Facility in an aggregate principal amount not at any time to exceed $20,000,000, and any Guaranties of such Funded Debt;

                 (iii) Debt of Wholly-Owned Subsidiaries of the Company for loans permitted under PARAGRAPH 6C(2)(I); and

                 (iv) any other Debt; provided, however, (a) at the time of such incurrence and after giving effect thereto, the Company would be able to incur an additional $1.00 of Debt without breach of PARAGRAPH 6(D)(1)(V); and (b) that the aggregate principal amount of all such other Debt of the Company's Subsidiaries (other than the Borrowers) shall not at any one time exceed

         $25,000,000 (which amount shall include amounts outstanding under the Revolving Credit Facility only if (1) the Company or any of its Subsidiaries (other than the Borrowers) is a borrower thereunder or
         (2) any of the Company's Subsidiaries (other than the Affiliate Guarantors) has Guarantied the obligations of the Borrowers thereunder).

         6E.     COMPLIANCE WITH ERISA.  They will not and will not permit any of their Subsidiaries or any Related Person, if it will have a Material Adverse Effect on the Company, any Significant Subsidiary or the Consolidated Group to:

                 (i) engage in any transaction in connection with which a civil penalty could be assessed pursuant to section 502(i) of ERISA or a tax imposed by section 4975 of the Code, terminate or withdraw from any Plan (other than a Multiemployer Plan) in a manner, or take any other action with respect to any such Plan (including, without limitation, a substantial cessation of business operations or an amendment of a Plan within the meaning of section 4041(e) of ERISA), which could result in any liability of the Company or either Borrower or any Related Person to the PBGC, to a Plan, to a Plan participant, to the Department of Labor or to a trustee appointed under section 4042(b) or (c) of ERISA), incur any liability to the PBGC or a Plan on account of a withdrawal from or a termination of a Plan under section 4063 or 4064 of ERISA, incur any liability for post-retirement benefits under any and all welfare benefit plans (as defined in section 3(1) of ERISA), fail to make full payment when due of all amounts which, under the provisions of any Plan or applicable law, the Company, either Borrower or any Related Person is required to pay as contributions thereto, or permit to exist any accumulated funding deficiency, whether or not waived, with respect to any Plan (other than a Multiemployer Plan);

             (ii) at any time permit the termination of any defined benefit pension plan intended to be qualified under Section 401(a) and
         Section 501(a) of the Code unless such plan is funded so that the value of all benefit liabilities upon the termination date does not exceed the then current value of all assets in such plan;

            (iii) if the Company, either Borrower or any Related Person becomes obligated under a Multiemployer Plan, permit the aggregate complete or partial withdrawal liability under Title IV of ERISA with respect to Multiemployer Plans incurred by the Company, either Borrower, any of their Subsidiaries or any Related Person or the aggregate liability under Title IV of ERISA incurred by the Company or its Subsidiaries or any Related Person to exceed any amount the payment of which would have a Material Adverse Effect on the Company, any Significant Subsidiary or the Consolidated Group.

For the purposes of SUBPARAGRAPH (III) of this PARAGRAPH 6E, the amount of the withdrawal liability of the Company, either Borrower, or any Related Person at any date shall be the aggregate present value of the amount claimed to have been incurred less any portion thereof as to which the Company reasonably believes, after appropriate consideration of possible adjustments arising under subtitle E of Title IV of ERISA, neither it, nor either Borrower, nor any of their Subsidiaries nor any Related Person will have any liability, provided that the Company shall obtain promptly written advice from independent actuarial consultants supporting such determination. Upon the request of any Holder, the Company will request and obtain a current statement of withdrawal liability from each Multiemployer Plan to which the Company, either Borrower or any Related Person is or has been obligated to contribute and (y) transmit a copy of such statement to each Holder, within 15 days after the Company receives the same.

As used in this PARAGRAPH 6E, the term "accumulated funding deficiency" has the meaning specified in section 302 of ERISA and section 412 of the Code, the terms "present value" and "current value" have the meanings specified in section 3 of ERISA, the term "benefit liabilities" has the meaning specified in section

4001(a)(16) of ERISA and the term "amount of unfunded liabilities" has the meaning specified in section 4001(18) of ERISA.

         6F.     TAX SHARING.  They will not, and will not on behalf of their
Subsidiaries, consent to or permit the filing of or be a party to any consolidated income tax return with any Person (other than a consolidated return of the Company and its Subsidiaries).

         7.      EVENTS OF DEFAULT.

         7A.     ACCELERATION.  If any of the following events shall occur or condition shall exist and be continuing for any reason whatsoever, and whether such occurrence or condition shall be voluntary or involuntary or come about or be effected by operation of law or otherwise (any such event or condition and continuation shall constitute an "EVENT OF DEFAULT"):

                 (i) the Borrowers default in the payment of any principal or Make Whole Premium of any Note when the same shall become due, either by the terms thereof or otherwise as provided in this Agreement; or

                 (ii) the Borrowers default in the payment of any interest of any Note when the same shall become due, either by the terms thereof or otherwise as provided in this Agreement and such default shall continue for five (5) days thereafter; or

                 (iii) the Company, either Borrower or any of their Subsidiaries defaults (whether as primary obligor or guarantor or surety) in any payment of principal of, premium, if any, or interest on any Debt other than that evidenced by the Notes beyond any period of grace provided with respect thereto, the outstanding principal amount of which Debt exceeds $1,000,000 in the aggregate, or fails to perform or observe any other agreement, term or condition contained in any agreement under which any such Debt is created (or if any other event thereunder or under any such agreement shall occur and be continuing), and the effect of such failure or other event is to cause, or to permit the holder or holders of such Debt (or a trustee on behalf of such holder or holders) to cause, such Debt to become due or be repurchased prior to any stated maturity unless prior to any acceleration of the Notes on account of such default, failure or other event, the Company, either Borrower or such Subsidiary, as the case may be, shall have obtained the written waiver of such default, failure or other event by the holders of such Debt in respect of which such default, failure or other event shall have occurred and shall have delivered a copy of the same to each Holder; or

                 (iv) any representation or warranty made by the Company or the Borrowers in this Agreement or in any writing furnished in connection with or pursuant to this Agreement shall be false in any material respect on the date as of which made; or

                 (v) the Company, either Borrower or any of their Subsidiaries fails to perform or observe any covenant contained in PARAGRAPH 5D, 6A, 6B, 6C or 6D or the Company or any Affiliate Guarantor fails to perform or observe any covenant contained in PARAGRAPH 2 of their respective Affiliate Guaranties; or

                 (vi) the Company, either Borrower or any of their Subsidiaries fails to perform or observe any other agreement, term or condition of this Agreement, or the Company, either Borrower, or any Affiliate Guarantor fails to perform any provision of the Contribution Agreement or, to the extent it is a party thereto, any provision (other than PARAGRAPH 2) of their respective Affiliate Guaranties, and such failure shall not be remedied within 30 days of such failure; or

                 (vii) the Company, either Borrower or any other Significant Subsidiary voluntarily or involuntarily suspends or discontinues operations or liquidates all or substantially all of its assets, or the Company, either Borrower or any of their Subsidiaries makes an assignment for the benefit of creditors or is generally not paying its debts as such debts become due or otherwise becomes insolvent; or

                 (viii) the Company, either Borrower or any of their Subsidiaries petitions or applies to any tribunal for, or consents to, the appointment of, or taking possession by, a trustee, receiver, custodian, liquidator or similar official of the Company, either Borrower or any of their Subsidiaries, or of any substantial part of the assets of the Company, either Borrower or any of their Subsidiaries, or commences a voluntary case under any bankruptcy, reorganization, compromise, arrangement, insolvency, readjustment of debt, dissolution or liquidation or similar law, whether now or hereafter in effect ("BANKRUPTCY LAW") of the United States or any proceedings relating to the Company, either Borrower or any of their Subsidiaries under the Bankruptcy Law of any other jurisdiction; or

                 (ix) any such petition or application is filed, or any such proceedings are commenced, against the Company, either Borrower or any of their Subsidiaries and the Company, such Borrower or such Subsidiary by any act indicates its approval thereof, consent thereto or acquiescence therein, or an order, judgment or decree is entered appointing any such trustee, receiver, custodian, liquidator or similar official, or approving the petition in any such proceedings, and such order, judgment or decree remains unstayed and in effect for more than 30 days; or

                 (x) any decree or order for relief in respect of the Company, either Borrower or any of their Subsidiaries pursuant to proceedings described in SUBPARAGRAPH (VIII) and (IX) of this PARAGRAPH 7A, is entered under any Bankruptcy Law of any jurisdiction; or

                 (xi) any order, judgment or decree is entered in any proceedings against the Company, either Borrower or any of their Subsidiaries decreeing the dissolution of the Company, such Borrower or such Subsidiary; or

                 (xii) any order, judgment or decree is entered in any proceedings against the Company, either Borrower or any of their Subsidiaries which requires a split-up of the Company, such Borrower or such Subsidiary, or requires the divestiture of any assets of the Company, either Borrower or any of their Subsidiaries, or the divestiture of the capital stock of either Borrower or any of the Company's or either Borrower's Subsidiaries; or

                 (xiii) a final judgment or judgments for the payment of money in which the aggregate amount of such judgment or of all such judgments exceeds $1,000,000 (net of insurance proceeds, if any) is rendered against the Company, either Borrower or any of their Subsidiaries and within ten days thereof such judgment or judgments are not discharged or execution thereof stayed pending appeal, or within ten days after the expiration of any such stay, such judgment or judgments are not discharged; or

                 (xiv) the report of the certified public accountants with respect to any of the audited financial statements furnished pursuant to PARAGRAPH 5A for any fiscal year shall state that such financial statements do not present a true and fair view of the Company's and its Subsidiaries state of affairs and profit (or loss) as of the close of such fiscal year, or shall contain any Impermissible Qualification; or

                 (xv) the Company or any Affiliate Guarantor or any of their successors seeks to terminate their respective Affiliate Guaranties or have any of such Affiliate Guaranties declared unenforceable or any order, judgment or decree is entered declaring any of the Affiliate Guaranties to be unenforceable; or

                 (xvi) the Company, either Borrower, any Affiliate Guarantor or any other Subsidiary of the Company party to any Subordination Agreement fails to perform or observe (a) any agreement, term or condition (other than PARAGRAPH 2) of such Subordination Agreement and such failure shall not be remedied within 30 days of such failure or
         (b) any covenant contained in PARAGRAPH 2 of such Subordination Agreement;

then (a) if such event is an Event of Default specified in SUBPARAGRAPH (VII),
(VIII), (IX), (X) or (XI) of this PARAGRAPH 7A, all of the Notes at the time outstanding shall automatically become due and payable at par together with interest accrued thereon, without presentment, demand, protest or notice of any kind, all of which are expressly waived by the Borrowers; (b) if such event is an Event of Default specified in subparagraph (I), (II) or (XV) of this PARAGRAPH 7A, at the option of any Holder upon demand, all of the Notes held by such Holder at the time outstanding shall become immediately due and payable at par together with interest accrued thereon and together with the Make Whole Premium, if any, without presentment, other demand, protest or notice of any kind, all of which are hereby waived by the Borrowers; and (c) if such event is any other Event of Default, the Required Holder(s) may at its or their option by written notice to the Borrowers declare all of the Notes to be, and all of the Notes shall thereupon be and become, immediately due and payable at par together with interest accrued thereon and together with the Make Whole Premium, if any, with respect to each Note, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrowers.

         7B.     RESCISSION OF ACCELERATION.  At any time after any or all of the Notes shall have been declared immediately due and payable pursuant to CLAUSES (B) and (C) of the concluding paragraph of PARAGRAPH 7A, the Required Holder(s) may, by notice in writing to the Borrowers, rescind and annul such declaration and its consequences if (i) the Borrowers shall have paid all overdue interest on the Notes, the principal of and Make Whole Premium, if any, payable with respect to any Notes which have become due otherwise than by reason of such declaration, and interest on such overdue interest and overdue principal at the amount specified in the Notes, (ii) none of the Borrowers, the Company or the Affiliate Guarantors shall have paid any principal of or Make Whole Premium, if any, or interest on the Notes which have become due solely by reason of such declaration, (iii) all Events of Default and Defaults, other than non-payment of amounts which have become due solely by reason of such declaration, shall have been cured or waived pursuant to PARAGRAPH 11C, and
(iv) no judgment or decree shall have been entered for the payment of any amounts of principal of or Make Whole Premium, if any, or interest on the Notes due pursuant to the Notes or this Agreement solely by reason of such declaration. No such rescission or annulment shall extend to or affect any subsequent Event of Default or Default or impair any right arising therefrom.

         7C.     NOTICE OF ACCELERATION OR RESCISSION.  Whenever any Note shall become or be declared immediately due and payable pursuant to PARAGRAPH 7A, or any such declaration under CLAUSE (B) or (C) of the concluding paragraph of PARAGRAPH 7A shall be rescinded and annulled pursuant to PARAGRAPH 7B, the Borrowers shall forthwith give written notice thereof to each other Holder at the time outstanding.

         7D.     OTHER REMEDIES.  If any Event of Default shall occur and be continuing, any Holder may proceed to protect and enforce its rights under this Agreement and such Note by exercising such remedies as are available to such Holder in respect thereof under applicable law, either by suit in equity or by action at law, or both, whether for specific performance of any covenant or other agreement contained in this Agreement or the Notes or in aid of the exercise of any power granted in this Agreement or the Notes, in such order as such Holder may determine in its sole discretion. No remedy conferred in this Agreement or the Notes upon any Holder is intended to be exclusive of any other remedy, and each and every such remedy shall be cumulative and shall be in addition to every other remedy conferred herein or now or hereafter existing at law or in equity or by statute or otherwise. No failure or delay by any Holder in exercising any right or remedy under this Agreement or under the Notes or any other document executed in connection therewith shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or remedy preclude any other right or remedy hereunder or thereunder.

 8. REPRESENTATIONS AND WARRANTIES. The Company and the Borrowers represent and warrant that:

         8A.     ORGANIZATION, ETC.  The Company and BAM are corporations duly organized, validly existing and in good standing under the laws of the State of Delaware, BTL is a corporation duly organized, validly existing and in good standing under the laws of Bermuda, each of the Company's other Subsidiaries is duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is incorporated as set forth in SCHEDULE 8A, and the Company, each Borrower and each of their Subsidiaries has the corporate power and authority to own, operate and lease its respective property and to carry on its respective business as now being conducted. The Company, each Borrower and each of their Subsidiaries is duly qualified and in good standing as a foreign corporation authorized to do business in each jurisdiction in which the failure to do so would have a Material Adverse Effect on the Company, any Significant Subsidiary or the Consolidated Group. Each of the Borrowers, BEC and BAP are Wholly-Owned Subsidiaries of the Company. SCHEDULE 8A sets forth the jurisdiction of incorporation of the Company's Subsidiaries (other than the Borrowers) and each jurisdiction in which the Company, each Borrower or any of their Subsidiaries is authorized to do business as a foreign corporation. This Agreement, the Notes, the Contribution Agreement and any Subordination Agreement to which it is a party have been duly authorized by all necessary corporate action on the part of the Borrowers and, when executed and delivered by the Borrowers, will constitute legal, valid and binding obligations of the Borrowers, and, subject to bankruptcy, insolvency, reorganization, moratorium and other laws affecting the enforcement or priority of creditors' rights generally, now or hereafter in effect, and subject to the provision that equitable remedies shall be within the discretion of the court having jurisdiction to exercise the same, are enforceable in accordance with their
respective terms.   This Agreement (with respect to the Company) and the
Related Agreements to which the Company, any Affiliate Guarantor or any other Subsidiary of the Company is party have been duly authorized by all necessary corporate action on the part of the Company, such Affiliate Guarantor or such other Subsidiary, as the case may be, and, when executed and delivered by the Company, such Affiliate Guarantor or such other Subsidiary, as the case may be, will constitute legal, valid and binding obligations of the Company, such Affiliate Guarantor and such other Subsidiary, as the case may be, and, subject to bankruptcy, insolvency, reorganization, moratorium and other laws affecting the enforcement or priority of creditors' rights generally, now or hereafter in effect, and subject to the provision that equitable remedies shall be within the discretion of the court having jurisdiction to exercise the same, are enforceable in accordance with their respective terms. There are no Subsidiaries of the Company or either Borrower in existence as of the date hereof other than those listed in SCHEDULE 8A. All of the outstanding capital stock of the Company is validly issued, fully paid and non-assessable.

         8B.     BUSINESS; FINANCIAL STATEMENTS.  The Company has furnished each Purchaser with (i) audited consolidated balance sheets of the Company and its Subsidiaries as of June 30 in each of the years 1988 through 1993 and the related consolidated statements of income, of changes in shareholders' equity and of cash flows and, as applicable, changes in financial position or cash flows for the periods of twelve months ended on each such date; (ii) the unaudited Balance Sheet of BAM as of June 30 in each of the years 1991 through 1993 and (iii) the unaudited Balance Sheet of BTL as of October 28, 1993. The financial statements referred to in this PARAGRAPH 8B, including any related schedules and/or notes (the "FINANCIAL STATEMENTS"), are true and correct in all material respects, have been prepared in accordance with GAAP and show all liabilities of the Company and its consolidated Subsidiaries (including BAM and BTL) required to be shown therein accordance with GAAP. The balance sheets included in the Financial Statements fairly present the condition of the Company and its consolidated Subsidiaries (including BAM), of BAM and of BTL, as the case may be, as at the dates thereof, and the statements of income, of changes in shareholders' equity and of cash flows included in the Financial Statements fairly present the results of the operations, the changes in shareholders' equity and the cash flows of the Company and its consolidated Subsidiaries (including BAM) for the periods indicated. The Company has furnished each Purchaser with each filing or report filed with the SEC under Section 13 or 15(d) of the Exchange Act in respect of the fiscal year ended June 30, 1993. There has been no change which has had a Material Adverse Effect on the Company, any Significant Subsidiary or the Consolidated Group since June 30, 1993.

         8C.     ACTIONS PENDING.  Except as disclosed in SCHEDULE 8C, there is no action, suit, investigation or proceeding pending or, to the knowledge of the Company, either Borrower or any of their Subsidiaries, threatened against the Company, either Borrower or any of their Subsidiaries, or any properties or rights of the Company, either Borrower or any of their Subsidiaries, by or before any court, arbitrator or administrative or governmental body which might have a Material Adverse Effect on the Company, any Significant Subsidiary or the Consolidated Group, or impairs either Borrower's ability to perform this Agreement, the Notes, the Contribution Agreement or any Subordination Agreement to which it is a party, the Company's ability to perform this Agreement or the Related Agreements to which it is a party or any Affiliate Guarantor's or any of the Company's other Subsidiaries' ability to perform the Related Agreements to which it is a party.

         8D.     TITLE TO PROPERTIES.  Each of the Company, the Borrowers and
their Subsidiaries has good title to its respective real properties (other than properties which it leases) and good title to all of its other respective properties and assets, including the properties and assets reflected in the balance sheets as of June 30, 1993 included in the Financial Statements (other than properties and assets disposed of in the ordinary course of business), subject to no Lien of any kind except Liens permitted by PARAGRAPH 6C(1). All leases necessary in any material respect for the conduct of the respective businesses of the Company, the Borrowers and their Subsidiaries are valid and subsisting and are in full force and effect. As of the date of this Agreement, all of the outstanding capital stock of the Borrowers and each of the Subsidiaries listed in SCHEDULE 8A is validly issued, fully paid and non-assessable, and is 100% owned directly or indirectly by the Company or, if not, is owned by the Persons and in the amounts listed on SCHEDULE 8A, which Persons collectively own 100% of the issued and outstanding shares of capital stock of such Borrower and each such Subsidiary, and all such capital stock owned by the Company, either Borrower or their Subsidiaries and is owned free and clear of any Lien of any kind and the Company, such Borrower or such other Subsidiary has the right, subject only to limitations imposed by applicable law to receive dividends and distributions on such capital stock.

         8E.     TAX RETURNS AND PAYMENTS.  Each of the Company, the Borrowers
and their Subsidiaries has filed all Federal, State, local and foreign income tax returns, franchise tax returns, real and personal property tax returns and other tax returns required by law to be filed by or on behalf of them or with respect to their respective properties or assets other than those which the failure to file in the aggregate do not and will not have a Material Adverse Effect on the Company, any Significant Subsidiary or the Consolidated Group, and all taxes, assessments and other governmental charges imposed upon any of the Company, the Borrowers or their Subsidiaries and any of their respective properties, assets, income or franchises which are due and payable have been paid, other than those presently payable without penalty or interest, those presently being contested in good faith by appropriate proceedings diligently conducted and for which such reserves or other appropriate provisions, if any, as may be required by GAAP have been made and those which in the aggregate with all other unpaid taxes, assessment and governmental charges do not and will not have a Material Adverse Effect on the Company, any Significant Subsidiary or the Consolidated Group.

         8F.     CONFLICTING AGREEMENTS AND OTHER MATTERS.  None of the
Company, the Borrowers or any of their Subsidiaries is in violation of any term of its charter or by-laws, or in breach of any term of any agreement (including any agreement with stockholders), instrument, order, judgment, decree, statute, law, rule or regulation to which it is subject, the consequences of which violation or breach are reasonably likely to have a Material Adverse Effect on the Company, any Significant Subsidiary or the Consolidated Group or impair either Borrower's ability to perform this Agreement, the Notes, the Contribution Agreement or any Subordination Agreement to which it is a party, the Company's ability to perform this Agreement or the

Related Agreements to which it is a party or any Affiliate Guarantor's or any of the Company's other Subsidiaries' ability to perform the Related Agreements to which it is a party. None of the Company, the Borrowers or any of their Subsidiaries is a party to any contract or agreement or subject to any charter or other corporate restriction which has a Material Adverse Effect on the Company, any Significant Subsidiary or the Consolidated Group. Neither the execution and delivery of this Agreement, the Notes and the Related Agreements, nor the offering, issuance and sale of the Notes, nor fulfillment of nor compliance with the terms and provisions of this Agreement, the Notes and the Related Agreements, will conflict with the provisions of, or constitute a default under, or result in any violation of, or result in the creation of any Lien upon any of the properties or assets of the Company, either Borrower or any of their Subsidiaries pursuant to, its charter or by-laws, any award of any arbitrator or any agreement (including any agreement with stockholders), instrument, order, judgment, decree, statute, law, rule or regulation to which it is subject. None of the Company, the Borrowers or any of their Subsidiaries is a party to, or otherwise subject to any provision contained in, any instrument evidencing Debt, any agreement relating thereto or any other contract or agreement (including its charter) which limits the amount of, or otherwise imposes restrictions on the incurring of, the Funded Debt to be evidenced by the Notes and the Affiliate Guaranties.

         8G.     OFFERING OF NOTES.  None of the Company or the Borrowers nor
any agent acting on their behalf has, directly or indirectly, offered the Notes or any similar security of the Company or either Borrower for sale to, or solicited any offers to buy the Notes or any similar security of the Company or either Borrower from, or otherwise approached or negotiated with respect thereto with, any Person other than 30 Institutional Investors, and none of the Company or the Borrowers nor any agent acting on their behalf has taken or will take any action which would subject the issuance or sale of the Notes to the provisions of Section 5 of the Securities Act or to the registration provisions of any securities or Blue Sky law of any applicable jurisdiction. Upon issuance of the Notes, the Notes will not be of the same class as any securities of either Borrower listed on a national securities exchange registered under Section 6 of the Exchange Act or quoted in a U.S. automated inter-dealer quotation system, within the meaning of Rule 144A.

         8H.     REGULATION G, ETC.  None of the Company, the Borrowers or any
of their Subsidiaries owns or has any present intention of acquiring any "margin stock" as defined in Regulation G (12 CFR Part 207) of the Board of Governors of the Federal Reserve System (herein called "margin stock"). None of the proceeds of the sale of the Notes will be used, directly or indirectly, for the purpose, whether immediate, incidental or ultimate, of purchasing or carrying any margin stock or for the purpose of maintaining, reducing or retiring any indebtedness which was originally incurred to purchase or carry any stock that is currently a margin stock or for any other purpose which might constitute this transaction a "purpose credit" within the meaning of such Regulation G. Neither of the Company or either Borrower nor any agent acting on their behalf has taken or will take any action which might cause this Agreement or the Notes to violate Regulation G, Regulation T, Regulation U, Regulation X or any other regulation of the Board of Governors of the Federal Reserve System or to violate the Exchange Act, in each case as in effect now or as the same may hereafter be in effect.

         8I.     ERISA.

                 (a) To the knowledge of the Company and the Borrowers, neither the Company nor any Related Person has breached any of the fiduciary rules of ERISA or engaged in any prohibited transaction in connection with which the Company or any Related Person could be subjected to (in the case of any such breach) a suit for damages or (in the case of any such prohibited transaction), either a civil penalty assessed pursuant to section 502(i) of ERISA, a tax imposed under section 4975 of the Code or a lien imposed under section 412(n) of the Code, in any such case which would have a Material Adverse Effect on the Company, any Significant Subsidiary or the Consolidated Group.

                 (b) No Plan subject to Title IV of ERISA or any trust created under any such Plan has been terminated since September 2, 1974 other than any such Plan or trust, the termination of which did not or would not give rise to a liability which had or would have a Material Adverse Effect on the Company, any Significant Subsidiary or the Consolidated Group. Neither the Company nor any Related Person has within the past six years contributed, or had any obligation to contribute, to a single employer plan that has at least two contributing sponsors not under common control or ceased operations at a facility under circumstances which could result in liability under the Code or ERISA which would have a Material Adverse Effect on the Company, any Significant Subsidiary or the Consolidated Group. No liability to the PBGC has been or is expected by the Company or any Related Person to be incurred with respect to any Plan by the Company or any Related Person which would have a Material Adverse Effect on the Company, any Significant Subsidiary or the Consolidated Group. There has been no reportable event (within the meaning of section 4043(b) of ERISA) or any other event or condition with respect to any Plan which presents a risk of termination of any such Plan by the PBGC under circumstances which in any case would have a Material Adverse Effect on the Company, any Significant Subsidiary or the Consolidated Group.

                 (c) Except to the extent the failure to do so would not have a Material Adverse Effect on the Company, any Significant Subsidiary or the Consolidated Group, (i) full payment has been made (or will be made within the period described in section 412 of the Code) of all amounts which the Company or any Related Person is required under the terms of each Plan to have paid as contributions to such Plan as of the last day of the most recent fiscal year of such Plan ended prior to the date hereof (or will be made within the period described in section 404 of the Code), (ii) no accumulated funding deficiency (as defined in section 302 of ERISA and section 412 of the Code), whether or not waived, exists with respect to any Plan, and (iii) each Plan satisfies the minimum funding standard of section 412 of the Code.

                 (d) (i) Neither the Company nor any Related Person has been obligated to contribute to any Multiemployer Plan, the withdrawal from which would have a Material Adverse Effect on the Company, any Significant Subsidiary or the Consolidated Group, and (ii) neither the Company nor any Related Person has been notified by the sponsor of a Multiemployer Plan to which the Company or any Related Person is obligated or has been obligated to contribute that such Multiemployer Plan has been terminated or is in reorganization and no Multiemployer Plan is reasonably expected to be in reorganization or to be terminated if such reorganization or termination would result in a liability which would have a Material Adverse Effect on the Company, any Significant Subsidiary or the Consolidated Group.

                 (e) Neither the Company nor any Related Person has, or is expected to incur, any liability for post retirement benefits under any and all welfare benefit plans (as defined in section 3(1) of ERISA), whether written or unwritten, which are or have been established or maintained, or to which contributions are or have been made, by the Company or any Related Person which would have a Material Adverse Effect on the Company, any Significant Subsidiary or the Consolidated Group.

                 (f) Neither the Company nor any Related Person has engaged in any transaction that could result in the incurrence of any liabilities under section 4069 or section 4212 of ERISA which would have a Material Adverse Effect on the Company, any Significant Subsidiary or the Consolidated Group.

                 (g) The execution and delivery of this Agreement and the issuance and sale of the Notes will not involve any transaction which is subject to the prohibitions of section 406 of ERISA or in connection with which a tax could be imposed pursuant to section 4975 of the Code. The representation by the Company in the preceding sentence is made in reliance upon and subject to the accuracy of each Purchaser's representation in PARAGRAPH 9(II) as to the source of the funds to be used to pay the purchase price of the Notes to be purchased by it. With respect to any Plan identified in writing to the Company in accordance with CLAUSE (E) of PARAGRAPH 9(II), neither the Company nor any "affiliate" (as defined in Section V(c) of PTE 84-14) is described in the proviso of such CLAUSE (E). The Company is neither a "party in interest" (as defined in Title I, Section 3(14) of ERISA, nor a "disqualified person" (as defined in Section 4915(e)(2) of the Code, with respect to any Plan identified pursuant to PARAGRAPH 9(II)(E) or (F).

         8J.     GOVERNMENTAL CONSENT.  Neither the nature of the Company,
either Borrower or any of their Subsidiaries, nor any of their respective businesses or properties, nor any relationship between the Company, the Borrowers or any of their Subsidiaries and any other Person, nor any circumstance in connection with the execution and delivery of this Agreement and the Related Agreements, or the offering, issuance, sale or delivery of the Notes is such as to require any authorization, consent, approval, exemption or any action by or notice to or filing with any court or administrative or governmental body in connection with the execution and delivery of this Agreement and the Related Agreements and the offering, issuance, sale or delivery of the Notes (other than any filing required in connection with an exemption from the registration requirements of any federal or state securities laws) or fulfillment of or compliance with the terms and provisions hereof, of the Related Agreements and of the Notes.

         8K.     ENVIRONMENTAL MATTERS.  Each of the Company, the Borrowers and
their Subsidiaries has obtained authorizations that are required and are in compliance with all terms and conditions of all permits, licenses, and other authorizations required to be obtained by it under all applicable environmental laws, including any and all laws, statutes, ordinances, rules, regulations, orders, decrees, permits, concessions, grants, franchises, licenses or governmental restrictions or determinations of any governmental authority relating to emissions, discharges, releases, or threatened release of contaminants into the environment (including, without limitation, ambient air, surface water, ground water, or land) or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling of contaminants, fuels, chemicals or waste materials, including, without limitation, the Clean Air Act, the Clean Water Act, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended by the Superfund Amendments and Reauthorization Act of 1986, 42 U.S.C. Section 9601 et seq., the Occupational Safety and Health Act, RCRA, the Safe Drinking Water Act and the Toxic Substances Control Act, all as amended (collectively "ENVIRONMENTAL LAWS"), and are also in compliance with all other applicable limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules, and timetables contained in those Environmental Laws or in any regulation, ordinance, code, plan, order, decree, judgment, injunction, notice, or demand letter issued, entered, promulgated, or approved thereunder, except to the extent that failure so to comply does not have a Material Adverse Effect on the Company, the Borrowers or any of their Subsidiaries. The Company and the Borrowers are not aware of any prior use of any of the owned or leased properties of the Company, the Borrowers or any of their Subsidiaries by any Person, that constitutes a violation of any Environmental Laws, except to the extent that such violation does not have a Material Adverse Effect on the Company, either Borrower, any of their Subsidiaries or the Consolidated Group. The Company and the Borrowers are not aware of any event, condition, or activity which may interfere with or prevent continued compliance by the Company, the Borrowers and their Subsidiaries with all Environmental Laws, except to the extent that failure so to continue to comply would not have a Material Adverse Effect on the Company, either Borrower, any of their Subsidiaries or the Consolidated Group.

         8L.     LABOR RELATIONS.  There is not now pending, nor to the
knowledge of the Company, the Borrowers or any of their Subsidiaries threatened, any strike, work stoppage, work slow down, or material grievance or other dispute between the Company, the Borrowers or any of their Subsidiaries and any bargaining unit or significant number of its respective employees.

         8M.     FINANCIAL CONDITION.  After giving effect to the transactions contemplated hereby, (i) the aggregate present fair saleable value of the assets of each of the Company, each Borrower and each Affiliate Guarantor will be greater than the amount that will be required to pay the probable liabilities of such Person on its debts, including contingent liabilities, as they become absolute and mature; (ii) each of the Company, each Borrower and each Affiliate Guarantor has (and has no reason to believe that it will not have) sufficient capital for the conduct of its business; and (iii) each of the Company, each Borrower and each Affiliate Guarantor does not intend to incur, and does not believe it has incurred, debts beyond its ability to pay as they mature.

         8N.     DISCLOSURE.  Neither this Agreement, the Notes nor any other document, certificate or statement furnished to the Purchasers by or on behalf of the Company or the Borrowers in connection herewith (including without limitation the Memorandum and the Related Agreements) contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein and therein, in light of the circumstances under which they were made, not misleading. There is no fact peculiar to the Company, the Borrowers or any of their Subsidiaries which has a Material Adverse Effect on the Company, any Significant Subsidiary or the Consolidated Group and which has not been set forth in this Agreement or in the other documents, certificates and statements furnished to the Purchasers by or on behalf of the Company or the Borrowers prior to the date hereof in connection with the transactions contemplated by this Agreement.

         8O.     STATUS UNDER CERTAIN FEDERAL STATUTES.  Neither the Company
nor either Borrower nor any Affiliate Guarantor is (a) an "investment company" or a company "controlled" by an "investment company" or an "open-end investment company" or a "unit investment trust" or a "face-amount certificate company", within the meaning of the Investment Company Act of 1940, as amended, (b) a "holding company" or a "subsidiary company" of a "holding company", or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company", as such terms are defined in the Public Utility Holding Company Act of 1935, as amended, or (c) a "carrier", as defined in section 11,301(a)(1) of Title 49 of the United States Code and subject to the provisions of such Title. Neither the Company nor either Borrower nor any of their Subsidiaries is a "national of any designated foreign country", within the meaning of the Foreign Assets Control Regulations or the Cuban Assets Control Regulations of the United States Treasury Department, 31 C.F.R., Subtitle B, Chapter V, as amended, or any regulations or rulings issued thereunder. Neither the sale of the Notes nor the use of such proceeds by the Borrowers as required by this Agreement will violate the Foreign Assets Control Regulations, the Foreign Funds Control Regulations, the Transaction Control Regulations, the Cuban Assets Control Regulations, the Iranian Assets Control Regulations, the Libyan Sanctions Regulations, the Iranian Transactions Regulations, the Iraqi Sanctions Regulations, the Haitian Transactions Regulations, or any other regulations of the U.S. Treasury Department (as set forth in 31 C.F.R., Subtitle B, Chapter V, as amended), or any of Executive Orders 12,722, 12,724, 12,808 and 12,810 of the President of the United States.

         9.      REPRESENTATIONS OF THE PURCHASERS.

                 (i) Each Purchaser represents that it is purchasing its Notes for its own account, or for one or more separate accounts maintained by it or for the account of one or more pension or trust funds, in each case for investment and not with a view to the distribution thereof or with any present intention of distributing or selling any of the Notes, provided that the disposition of a Purchaser's property shall at all times be within its control. The Company and the Borrowers acknowledge that a sale of Notes by a Purchaser to one or more Qualified Institutional Buyers in compliance with Rule 144A would not be a distribution of such Notes or otherwise constitute a breach of the foregoing representation.

                 (ii) Each Purchaser represents that, with respect to each source of funds to be used by it to pay the purchase price of the Notes purchased by it hereunder (respectively, the "SOURCE"), at least one of the following statements is accurate as of the Closing Date:

                 (a)      The Source is not "plan assets" as defined in 29 CFR
         Section 2510.3-101;

                 (b) The Source is a "governmental plan" as defined in Title I, Section 3(32) of ERISA;

                 (c) The Source is not a "separate account" as defined in Title I, Section 3(17) of ERISA;

                 (d) The Source is either (i) an insurance company pooled separate account, in which case the purchase is exempt in accordance with Prohibited Transaction Exemption ("PTE") 90-1

         (issued January 29, 1990), or (ii) a bank collective investment fund, in which case the purchase is exempt in accordance with PTE 91-38 (issued July 21, 1991);

                 (e) The Source is an "investment fund" managed by a "qualified professional asset manager" or "QPAM" (as defined in Part V of PTE 84-14, issued March 13, 1984), and the purchase is exempt under PTE 84-14, provided that no other party to the transactions described in this Agreement and no "affiliate" of such other party (as defined in Section V(c) of PTE 84-14) has at this time, and during the immediately preceding one year has exercised the authority to appoint or terminate said QPAM as manager of the assets of any plan identified in writing pursuant to this PARAGRAPH (E) or to negotiate the terms of said QPAM's management agreement on behalf of any such identified plans; or

                 (f) The Source is a plan or a separate account comprised of plans identified in writing pursuant to this PARAGRAPH (F).

As used in this PARAGRAPH 9, the terms "employee benefit plan", "governmental plan" and "separate account" shall have the respective meanings assigned to such terms in Section 3 of ERISA.

         10. DEFINITIONS. For the purposes of this Agreement, the following terms shall have the respective meanings specified with respect thereto:

         10A.    MAKE WHOLE PREMIUM TERMS.

         "CALLED PRINCIPAL" shall mean, with respect to any Note, the principal of such Note that is to be prepaid pursuant to PARAGRAPH 4A or 4D or is declared to be immediately due and payable pursuant to PARAGRAPH 7A.

         "DISCOUNTED VALUE" shall mean, with respect to the Called Principal of any Note, the amount obtained by discounting all Remaining Scheduled Payments from their respective scheduled due dates, in accordance with accepted financial practice and at a discount factor (applied on a semi-annual basis) equal to the Discount Rate with respect to such Called Principal.

         "DISCOUNT RATE" shall mean, with respect to the Called Principal of any Note, the yield to maturity of the Called Principal implied by (a) the yield reported as of 10:00 A.M. (New York City time) on the date which is two Business Days prior to the Settlement Date with respect to such Called Principal, on the display designated as "Page 5" on the Telerate Service (or such other display as may replace Page 5 of the Telerate Service) for actively traded U.S. Treasury securities having a maturity equal to the Remaining Life of such Called Principal as of such Settlement Date, or (b) if such yields shall not be reported as of such time or the yields reported as of such time shall not be ascertainable, the Treasury Constant Maturity Series yields reported, for the latest day for which such yields shall have been so reported as of the second Business Day next preceding the Settlement Date with respect to such Called Principal, in Federal Reserve Statistical Release H.15 (519) (or any comparable successor publication) for actively traded U.S. Treasury securities having a constant maturity equal to the Remaining Life of such Called Principal as of such Settlement Date plus, in either case, (c) 50 basis points. Such implied yield shall be determined, if necessary, by (x) converting U.S. Treasury Bill quotations to bond-equivalent yields in accordance with accepted financial practice and (y) interpolating linearly between yields reported for various maturities.

         "MAKE WHOLE PREMIUM" shall mean, with respect to any Note, a premium equal to the excess, if any, of (x) the Discounted Value over (y) the sum of
(i) such Called Principal plus (ii) interest accrued thereon as of and due on the Settlement Date with respect to such Called Principal. The Make Whole Premium shall in no event be less than zero.

         "REMAINING LIFE" shall mean, with respect to the Called Principal of any Note, the number of years (calculated to nearest one-twelfth year) which will elapse between the Settlement Date with respect to such Called Principal and its scheduled due date.

         "REMAINING SCHEDULED PAYMENTS" shall mean, with respect to the Called Principal of any Note, all payments of such Called Principal and interest thereon that would be due during the Remaining Life of such Called Principal if no payment of such Called Principal were made prior to its scheduled due date.

         "SETTLEMENT DATE" shall mean, with respect to the Called Principal of any Note, the date on which such Called Principal is to be prepaid pursuant to PARAGRAPH 4A or 4D or is declared to be immediately due and payable pursuant to PARAGRAPH 7A.

         10B.    OTHER TERMS.

         "AFFILIATE" shall mean as to any Person, any other Person directly or indirectly controlling, controlled by, or under direct common control with, such Person. A Person shall be deemed to control a corporation if such Person possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of such corporation, whether through the ownership of voting securities, by contract or otherwise.

         "AFFILIATE GUARANTIES" shall mean the Guaranty of the Company in the form of EXHIBIT E-1 and of the other Affiliate Guarantors in the form of EXHIBIT E-2.

         "AFFILIATE GUARANTOR(S)" shall mean as of the date hereof BAP and BEC and as of any other date in question BAP, BEC and any of the Company's other Subsidiaries which at the time in question is a guarantor of the payment of the Notes and the performance by the Borrowers of their obligations under this Agreement pursuant to an Affiliate Guaranty in the form of EXHIBIT E-2 and is a party to the Contribution Agreement and the enforceability of such Affiliate Guaranty and the Contribution Agreement against such new Affiliate Guarantor has been confirmed to the reasonable satisfaction of the Holders and their Special Counsel.

         "AGREEMENT" shall have the meaning specified in PARAGRAPH 11C.

         "BAM" shall have the meaning specified in the first paragraph of this Agreement.

         "BANKRUPTCY LAW" shall have the meaning specified in SUBPARAGRAPH
(VIII) of PARAGRAPH 7A.

         "BAP" shall have the meaning specified in PARAGRAPH 3I.

         "BEC" shall have the meaning specified in PARAGRAPH 3I.

         "BJL" shall mean Baldwin Japan Ltd., a Wholly-Owned Subsidiary of BAP.

         "BORROWER(S)" shall have the meaning specified in the first paragraph of this Agreement.

         "BTL" shall have the meaning specified in the first paragraph of this Agreement.

         "BUSINESS DAY" shall mean any day other than a Saturday, a Sunday or a day on which commercial banks in Boston, Massachusetts are required or authorized to be closed.

         "CAPITALIZED LEASE" shall mean, as applied to any Person, any lease of any property (whether real, personal or mixed) by such Person which would, in accordance with GAAP, be required to be classified and accounted for as a capitalized lease on a balance sheet of such Person, other than, in the case of the Company, either Borrowers or any of their Subsidiaries, any such lease under which the Company, such Borrower or such Subsidiary is the lessor.

         "CAPITALIZED LEASE OBLIGATION" shall mean any rental obligation under a Capitalized Lease taken at the amount thereof accounted for as indebtedness (net of interest expense) in accordance with GAAP.

         "CHANGE OF CONTROL" shall occur if any Person, or group of Persons (other than Wendell M. Smith, Akira Hara, Gerald A. Nathe, William J. Lauricella, and David J. Youngman, individually or acting in concert) acting in concert, in one or more transactions, acquires beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of shares of Capital Stock of the Company, the ownership of which entitles the holder(s) to cast more than fifty percent (50%) of the votes entitled to vote generally in the election of directors of the Company.

         "CLOSING" and "CLOSING DATE" shall have the meanings specified in PARAGRAPH 2B.

         "CODE" shall mean the Internal Revenue Code of 1986, as amended from time to time.

         "COMPANY" shall have the meaning specified in the first paragraph of this Agreement.

         "CONSOLIDATED DEBT" shall mean, as at any date of determination, the aggregate total Debt of the Company and its Subsidiaries on a consolidated basis, determined in accordance with GAAP.

         "CONSOLIDATED FUNDED DEBT" shall mean, as at any date of determination, the aggregate total Funded Debt of the Company and its Subsidiaries on a consolidated basis, determined in accordance with GAAP.

         "CONSOLIDATED GROUP" shall mean the Company and its Subsidiaries, taken as a whole.

         "CONSOLIDATED NET INCOME" shall mean, with respect to any period, consolidated gross revenues of the Company and its Subsidiaries less all operating and non-operating expenses of the Company and its Subsidiaries including all charges of a proper character (including current and deferred taxes on income, provision for taxes on unremitted foreign earnings which are included in gross revenues, amortization, depreciation and current additions to reserves), but not including in gross revenues any gains (net of expenses and taxes applicable thereto) in excess of losses resulting from the sale, conversion or other disposition of assets (other than inventory and used equipment in the ordinary course of the business of the Company and its Subsidiaries), any earnings or losses attributable to any corporation which is not a Subsidiary of the Company, any gains arising from transactions of a non-recurring and material nature, any gains arising from the sale or discontinuation of operations, any gains resulting from the write- up of assets, any equity of the Company or any of its Subsidiaries in the unremitted earnings of any corporation which is not a Subsidiary of the Company, any earnings of any Person acquired by the Company or any of its Subsidiaries through purchase, merger or consolidation or otherwise for any year prior to the year of acquisition, any revenues of the Company or any of its Subsidiaries from sales of goods or services to any other Subsidiary of the Company, or to the Company, or any deferred credit representing the excess of equity in any Subsidiary at the date of acquisition over the cost of the investment in such Subsidiary; all determined in accordance with GAAP.

         "CONSOLIDATED NET TANGIBLE ASSETS" shall mean (i) Consolidated Total Assets, less (ii) the sum of (a) patents, copyrights, trademarks, trade names, franchises, goodwill, and other similar intangibles; (b) unamortized debt discount and expense; and (c) all liabilities of the Company and its Subsidiaries on a consolidated basis as of the most recent balance sheet, determined in accordance with GAAP, other than Consolidated Funded Debt, minority interests and deferred taxes.

         "CONSOLIDATED NET WORTH" shall mean, on any date as of which the amount thereof is to be determined, the shareholders' equity of the Company and its Subsidiaries, determined on a consolidated basis in accordance with GAAP, except that such amount shall (i) include preferred stock (other than preferred stock which would not qualify as Eligible Capital Stock), and (ii) exclude non-cash losses from discontinued operations and any foreign exchange translation adjustments.

         "CONSOLIDATED TOTAL ASSETS" shall mean the aggregate total assets of the Company and its Subsidiaries on a consolidated basis as of the most recent balance sheet, determined in accordance with GAAP.

         "CONSOLIDATED TOTAL CAPITALIZATION" shall mean (a) for purposes of PARAGRAPH 6D(1)(IV), the sum of (i) Consolidated Funded Debt, plus (ii) Consolidated Net Worth; and (b) for purposes of PARAGRAPH 6D(1)(V), the sum of
(i) Consolidated Debt plus (ii) Consolidated Net Worth.

         "CONTRIBUTION AGREEMENT" shall have the meaning specified in PARAGRAPH 3J.

         "CURRENT DEBT" shall mean, as applied to any Person, (i) any Debt of such Person maturing within one year or less from the creation thereof and not renewable or extendable beyond such period pursuant to the terms thereof (which amount shall exclude the aggregate principal amount of any Funded Debt which is required to be paid during the next twelve (12) months) and (ii) bankers and trade acceptances, whenever maturing.

         "CURRENT RATIO" shall mean on any date as of which the amount thereof is to be determined, the ratio of (a) the sum of (i) the current assets of the Company and its Subsidiaries, determined on a consolidated basis in accordance with GAAP, plus (ii) the lesser of (x) the amount equal to the undrawn availability under the Revolving Credit Facility as of the date of determination or (y) the maximum amount which could be drawn on the Revolving Credit Facility if after giving effect thereto, on a pro forma basis, the ratio of Consolidated Funded Debt to Consolidated Total Capitalization as set forth in PARAGRAPH 6D(1)(IV) and the ratio of Consolidated Debt to Consolidated Total Capitalization as set forth in PARAGRAPH 6D(1)(V) would be satisfied, to (b) the current liabilities of the Company and its Subsidiaries, determined on a consolidated basis in accordance with GAAP.

         "DEBT" shall mean, as applied to any Person, (i) obligations of such Person for borrowed money, (ii) obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, (iii) obligations of such Person to pay the deferred purchase price of property or services, (iv) Capitalized Lease Obligations of such Person, (v) obligations of such Person to purchase securities or other property that arise out of or in connection with the sale of the same or substantially similar securities or property, (vi) obligations of such Person to reimburse any other Person in respect of amounts paid under a letter of credit or similar instrument, (vii) obligations with respect to interest rate and currency swaps and similar obligations obligating such Person to make payments, whether periodically or upon the happening of a contingency, except that if any agreement relating to such obligations provides for the netting of amounts payable by and to such Person thereunder or if any such agreement provides for the simultaneous payment of amounts by and to such Person, then in each such case, the amount of such obligations shall be the net amount thereof, (viii) Debt secured by (or for which the holder of such Debt has an existing right, contingent or otherwise, to be secured by) a Lien on any asset of such Person, whether or not such Debt is assumed by such Person, (ix) any recourse obligations of such Person in connection with a sale of receivables (except sales of receivables by BJL permitted by PARAGRAPH 6C(4)(VI)), (x) obligations of such Person to make payment for any products, materials or supplies or for any transportation or services regardless of the non-delivery or nonfurnishing thereof, (xi) Guaranties by such Person of Debt of others, and (xii) any other items (excluding (a) items of contingency reserves or reserves for deferred income taxes, (b) Trade Payables other than set forth in CLAUSE (X) of this paragraph, (c) accrued salaries, bonuses and profit sharing contributions, (d) accrued pension obligations, (e) customer deposits, (f) taxes payable, and (g) other accrued liabilities which if a payable would be a Trade Payable) which in accordance with GAAP would be determining total liabilities as shown on the liabilities side of the balance sheet of such person.

         "DEFAULT" shall mean any event or condition which with the giving of notice or the passage of time, or both, would become an Event of Default.

         "80% SUBSIDIARY" shall mean as to any Person, a Subsidiary of such Person at least 80% of the total combined voting power of all classes of Voting Stock of which and at least 80% of the beneficial interest of which, or at least 80% of the equity interest of which, if such Subsidiary is not a corporation, are owned directly or indirectly through Subsidiaries by such Person.

         "ELIGIBLE CAPITAL STOCK" shall mean any class or series of capital stock of the Company other than any class or series which has fixed payment obligations or is redeemable at the option of the holder unless such fixed payment obligations or repurchase obligations on exercise of such redemption option can be satisfied, at the election of the Company, through the issuance of shares of common stock.

         "ENVIRONMENTAL LAWS" shall have the meaning specified in PARAGRAPH 8K.

         "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

         "EVENT OF DEFAULT" shall have the meaning specified in PARAGRAPH 7A.

         "EXCHANGE ACT" shall mean the Securities Exchange Act of 1934, as amended.

         "FINANCIAL STATEMENTS" shall have the meaning specified in PARAGRAPH
8B.

         "FIXED ASSETS" shall mean all assets of the Company and its Subsidiaries which are classified as "property, plant and equipment" on the balance sheet in accordance with GAAP.

         "FUNDED DEBT" shall mean, as applied to any Person, (i) any Debt of such Person maturing more than one year from the creation thereof or which is renewable or extendable beyond one year from such date pursuant to the terms thereof and (ii) any Current Debt which remains outstanding beyond one year from the date of its creation or incurrence, but excluding bankers or trade acceptances whenever maturing.

         "GAAP" shall mean accounting principles generally accepted in the United States applied on a consistent basis throughout the relevant periods.

         "GUARANTY", as applied to any Person, shall mean any direct or indirect liability, contingent or otherwise, of such Person with respect to any indebtedness, lease, dividend or other obligation of another, including, without limitation, any such obligation directly or indirectly guaranteed, endorsed (otherwise than for collection or deposit in the ordinary course of business) or discounted or sold with recourse by such Person, or in respect of which such Person is otherwise directly or indirectly liable, including, without limitation, any such obligation in effect guaranteed by such Person through any agreement (contingent or otherwise) to purchase, repurchase or otherwise acquire such obligation or any security therefor, or to provide funds for the payment or discharge of such obligation (whether in the form of loans, advances, stock purchases, capital contributions or otherwise), or to maintain the solvency or any balance sheet or other financial condition of the obligor of such obligation, or to make payment for any products, materials or supplies or for any transportation or services regardless of the non-delivery or nonfurnishing thereof, in any such case if the purpose or intent of such agreement is to provide assurance that such obligation will be paid or discharged, or that any agreements relating thereto will be complied with, or that the holders of such obligation will be protected against loss in respect thereof. The amount of any Guaranty shall be equal to the amount of the obligation guaranteed.

         "HOLDER" as to any Note, shall mean the Person at the time shown as the holder thereof on the register referenced in PARAGRAPH 11O hereof.

         "IMPERMISSIBLE QUALIFICATION" shall mean, with respect to the opinion or report of the Company's certified public accountants as to any financial statements supplied under PARAGRAPH 5A, any qualification or exception to such opinion or certification or comment thereon which:

                 (i)      is of a "going concern" or similar nature;

                 (ii) indicates that the scope of the examination of matters relevant to such financial statements was limited to an extent not consistent with generally accepted auditing standards; or

                 (iii)    relates to the treatment or classification of any
         item in such financial statements and, as a condition to its removal, would require an adjustment to such item of which the effect would be to cause the Company to be in default of one or more of its obligations under PARAGRAPH 6A.

         "INSTITUTIONAL INVESTOR" shall mean each Purchaser, any insurance company, pension fund, mutual fund, investment company, bank, savings bank, savings and loan association, investment banking company, trust company, or any finance or credit company, any portfolio or any investment fund managed by any of the foregoing, or any other institutional investor, and any nominee of the foregoing.

         "LIEN" shall mean any mortgage, pledge, security interest, encumbrance, lien, purchase option, call or right, or charge of any kind (including any agreement to give any of the foregoing, any conditional sale or other title retention agreement, any Capitalized Lease, and the filing of or agreement to give any financing statement under the Uniform Commercial Code of any jurisdiction).

         "MATERIAL ADVERSE EFFECT" shall mean, (i) with respect to any Person, any material adverse effect on such Person's business, assets, liabilities, financial condition, results of operations or business prospects, (ii) with respect to a group of Persons "taken as a whole", any material adverse effect on such Persons' business, assets, liabilities, financial conditions, results of operations or business prospects taken as a whole on, where appropriate, a consolidated basis in accordance with GAAP, and (iii) with respect to this Agreement, the Notes and the Related Agreements, ANY IMPAIRMENT, TO ANY DEGREE, on the binding nature, validity or enforceability thereof as obligations of the Borrowers, the Company or any Affiliate Guarantor, as the case may be.

         "MEMORANDUM" shall mean the Confidential Private Placement Memorandum prepared by Dean Witter Reynolds Inc. in connection with the offering of the Notes on the basis of information supplied by the Company.

         "MULTIEMPLOYER PLAN" shall mean any plan which is a "multiemployer plan" as such term is defined in section 4001(a)(3) of ERISA.

         "NOTE(S)" shall have the meaning specified in PARAGRAPH 1.

         "OFFICERS' CERTIFICATE" shall mean a certificate signed in the name of the Company and/or either Borrower by any two of the President, a Vice President and the Treasurer of the Company or such Borrower, as the case may be.

         "PBGC" shall mean the Pension Benefit Guaranty Corporation or any other governmental authority succeeding to any of its functions.

         "PERSON" shall mean and include an individual, a partnership, a joint venture, a corporation, a limited liability company, a trust, a government or any department or agency thereof, and any other form of business organization (whether or not incorporated).

         "PLAN" shall mean an "employee pension benefit plan" (as defined in section 3(2) of ERISA) which is or has been established or maintained, or to which contributions are or have been made, by the Company or any of its Related Persons.

         "PTE" shall have the meaning specified in PARAGRAPH 9(II)(D).

         "PURCHASER(S)" shall have the meaning specified in PARAGRAPH 2A.

         "QUALIFIED INSTITUTIONAL BUYER" shall have the meaning specified in Rule 144A.

         "RELATED AGREEMENTS" shall mean the Affiliate Guaranties, the Contribution Agreement and the Subordination Agreements.

         "RELATED PERSON" shall, for plan purposes, mean, with respect to any Person, any trade or business, whether or not incorporated, which, together with such Person, is under common control, as defined in section 414 (b), (c),
(m) or (o) of the Code.

         "REQUIRED HOLDER(S)" shall mean the Holder or Holders of at least a majority of the aggregate principal amount of the Notes at the time outstanding.

         "RESTRICTED PAYMENTS" shall mean the declaration, payment or making, directly or indirectly, of any dividend, payment or other distribution, other than dividends payable solely in common stock of the Company, on or in respect to any of the capital stock of the Company, either Borrower or any of their Subsidiaries (other than a Wholly-Owned Subsidiary of the Company) or the setting apart of any funds or property therefor, or the making of any payment on account of the purchase, redemption, retirement or other acquisition, direct or indirect, of, or the forgiveness or foreclosure of any Debt owed to the Company, either Borrower or any of their Subsidiaries and secured by a pledge of, the capital stock of the Company, either Borrower or any of their Subsidiaries (other than a purchase or other acquisition of capital stock of a Wholly-Owned Subsidiary of the Company from such Wholly-Owned Subsidiary by the Company or another Wholly-Owned Subsidiary of the Company).

         "REVOLVING CREDIT FACILITY" shall mean the credit facility not to exceed $20,000,000 in the aggregate to be extended to the Borrowers by NationsBank, and its participants and assigns, substantially on the terms of the commitment letter dated September 22, 1993 between NationsBank and the Company.

         "RULE 144A" shall mean Rule 144A promulgated under the Securities Act, as such rule may be amended from time to time and including any successor rule thereto.

         "SALE AND LEASEBACK TRANSACTION" of a Person shall mean any arrangement whereby (a) property has been sold or transferred by such Person with the intention on the part of such Person of taking back a lease of such property pursuant to which the rental payments are calculated to amortize the purchase price of such property substantially over the useful life of such property, and (b) such property is in fact so leased by such Person.

         "SEC" shall mean the United States Securities and Exchange Commission, or any governmental body or agency hereafter succeeding to the functions of such Securities and Exchange Commission in the administration of the Securities Act and/or the Exchange Act.

         "SECURITIES ACT" shall mean the Securities Act of 1933, as amended.

         "SIGNIFICANT SUBSIDIARY" shall mean (a) each Borrower, (b) each Affiliate Guarantor, and (c) each other Subsidiary of the Company of which the net income (calculated by reference to the components included in the definition of Consolidated Net Income), or if such Subsidiary has Subsidiaries of its own, of which the consolidated net income of such Subsidiary and its Subsidiaries, determined in either case for the latest fiscal year for which financial statements have been provided under PARAGRAPH 5A(II), exceeded twenty percent (20%) of Consolidated Net Income.

         "SPECIAL COUNSEL" shall have the meaning specified in PARAGRAPH 2B.

         "SUBORDINATION AGREEMENT" shall have the meaning specified in PARAGRAPH 6C(2)(I).

         "SUBSIDIARY" shall mean as to any Person (i) any corporation of which such Person shall, at the time as of which any determination is being made, own, either directly or through its Subsidiaries, more than (x) 50% of the total combined voting power of all classes of the Voting Stock and (y) 50% of the beneficial interest, (ii) any other corporation which is otherwise permitted to be consolidated with such Person under GAAP, and (iii) any partnership, association, joint venture or other form of business organization, whether or not it constitutes a legal entity, in which such Person directly or indirectly, through its Subsidiaries has more than 50% of the equity interest at the time.

         "TRADE PAYABLES" shall mean amounts payable by the Company or its Subsidiaries to suppliers of goods and services incurred in the ordinary course of business.

         "TRANSFEREE" shall mean any direct or indirect transferee of all or any part of any Note purchased by a Purchaser under this Agreement.

         "VOTING STOCK" shall mean any securities of any class of a Person whose holders are entitled under ordinary circumstances to vote for the election of directors of such Person (or Persons performing similar functions) (irrespective of whether at the time securities of any other class or classes shall have or might have voting power by reason of the happening of any contingency).

         "WHOLLY-OWNED SUBSIDIARY" shall mean with respect to any Person, a Subsidiary of such Person, all of the outstanding shares of capital stock of every class or series of which (other than directors' qualifying shares), or all of the equity interest of which, if such Subsidiary is not a corporation, are at the time owned, directly or indirectly through Subsidiaries, by such Person.

         11.     MISCELLANEOUS

         11A.    NOTE PAYMENTS.  The Borrowers agree that, so long as a
Purchaser shall hold any Note, they will make payments of principal of such Note and Make Whole Premium, if any, and interest thereon, which comply with the terms of this Agreement, by wire transfer of immediately available funds for credit to its respective account or accounts as specified in the PURCHASER SCHEDULE, or such other account or accounts in the United States as it may designate in writing, notwithstanding any contrary provision herein or in such Note with respect to the place of payment. Each Purchaser agrees that, before disposing of any Note, it will make a notation thereon (or on a schedule attached thereto) of all principal payments previously made and of the date to which interest has been paid. The Borrowers agree to afford the benefits of this PARAGRAPH 11A to any Transferees which shall have made the same agreement in writing as each Purchaser has made in this PARAGRAPH 11A.

         11B.    EXPENSES.  The Company and the Borrowers agree, whether or not the transactions provided for hereby shall be consummated, to pay on demand, and save each Purchaser and its Transferees harmless against liability for the payment of, all out- of-pocket expenses arising in connection with such transactions, including (i) all document production and duplication charges and the reasonable fees and expenses of Purchasers' Special Counsel in connection with this Agreement, the transactions provided for hereby and all document production and duplication charges and the reasonable fees and expenses of any special counsel or other special advisers engaged by the Purchasers in connection with any subsequent proposed modification requested by the Company or the Borrowers of, or proposed consent requested of the Company or the Borrowers under, this Agreement, the Notes or any Related Agreement, whether or not such proposed modification shall be effected or such proposed consent granted, (ii) the costs of obtaining a private placement number for the Notes, as called for by PARAGRAPH 3E, and (iii) the costs and expenses, including reasonable attorneys' fees and the fees of any other special advisers, incurred by any Purchaser or any of its Transferees in enforcing any rights under this Agreement, any of the Notes or any Related Agreement or in responding to any subpoena or other legal process issued in connection with this Agreement or the transactions provided for hereby or thereby or by reason of any Purchaser's or any Transferee's having acquired any Note, including without limitation costs and expenses incurred in any bankruptcy case. The obligations of the Company and the Borrowers under this PARAGRAPH 11B shall survive the transfer of any Note or portion thereof or interest therein by each Purchaser or any Transferee and the payment of any Note.

         11C.    CONSENT TO AMENDMENTS.  This Agreement may not be amended, and neither the Company nor either Borrower may take any action herein prohibited, or omit to perform any act herein required to be performed by it, without the written consent of the Required Holder(s), except that no change to the interest rate of, or Make Whole Premium payable on, the Notes or the mandatory repayment as provided in PARAGRAPH 4C or 4D or any change to this paragraph shall be made without the written consent of the Holder or Holders of all Notes at the time outstanding. Each Holder of any Note at the time or thereafter outstanding shall be bound by any consent authorized by this PARAGRAPH 11C, whether or not such Note shall have been marked to indicate such consent, but any Notes issued thereafter may bear a notation referring to any such consent. No course of dealing between the Company and/or the Borrowers or either of them and the Holder of any Note nor any delay in exercising any rights hereunder or under any Note shall operate as a waiver of any rights of any Holder of such Note. As used herein and in the Notes, the term "THIS AGREEMENT" and references thereto shall mean this Agreement as it may from time to time be amended or supplemented.

         11D.    PERSONS DEEMED OWNERS; PARTICIPATIONS.  The Company and the
Borrowers may treat the Person at the time shown on the Note register referenced in PARAGRAPH 11O in whose name any Note is issued as the owner and Holder of such Note for the purpose of receiving payment of principal of and Make Whole Premium, if any, and interest on such Note and for all other purposes whatsoever, whether or not such Note shall be overdue, and neither the Company nor the Borrowers shall be affected by notice to the contrary.

         11E.    SURVIVAL OF REPRESENTATIONS AND WARRANTIES; ENTIRE AGREEMENT.
All representations and warranties contained herein or made in writing by or on behalf of the Company or either Borrower or any Affiliate Guarantor in connection herewith shall survive the execution and delivery of this Agreement, the Notes and the Related Agreements, the transfer by any Purchaser of any Note or portion thereof or interest therein and the payment of any Note and may be relied upon by any Transferee, regardless of any investigation made at any time by or on behalf of any Purchaser or any Transferee. This Agreement, the Notes and the Related Agreements embody the entire agreement and understanding among the Purchasers and the Company, the Borrowers and the Affiliate Guarantors and supersede all prior agreements and understandings relating to the subject matter hereof and thereof.

         11F.    SUCCESSORS AND ASSIGNS.  All covenants and other agreements in this Agreement contained by or on behalf of any of the parties hereto shall bind and inure to the benefit of the respective successors and assigns of the parties hereto (including, without limitation, any Transferee) whether so expressed or not.

         11G.    DISCLOSURE TO OTHER PERSONS.  The Company and the Borrowers
acknowledge that the Holder of any Note may deliver copies of any financial statements and other documents delivered to such Holder, and disclose any other information disclosed to such Holder, by or on behalf of the Company, either Borrower or any other Subsidiary of the Company in connection with or pursuant to this Agreement to (i) such Holder's directors, officers, employees, agents and professional consultants, (ii) any other Holder of any Note, (iii) any Person to which such Holder offers to sell such Note or any part thereof, (iv) any Person to which such Holder sells or offers to sell a participation in all or any part of such Note, (v) any federal or state regulatory authority having jurisdiction over such Holder, (vi) the National Association of Insurance Commissioners or any similar organization, (vii) Standard & Poor's Corporation (in connection with obtaining a private placement number for the Notes) or
(viii) any other Person to which such delivery or disclosure may be necessary or appropriate (a) in compliance with any law, rule, regulation or order applicable to such Holder, (b) in response to any subpoena or other legal process, (c) in connection with any litigation to which such Holder is a party or (d) in order to protect such Holder's investment in such Note. Each Holder agrees that prior to disclosing any information which has been marked confidential and is not publicly available received from the Company, either Borrower or any of their Subsidiaries to any Persons described in CLAUSE (III) and (IV) above, it will obtain an agreement from such Person to maintain such information in confidence (subject to the right to disclose any such information to the Persons identified in CLAUSES (I) through (VIII) above and in the case of CLAUSES (III) and (IV) above, subject to this sentence).

         11H.    NOTICES.  All notices and other written communications
provided for hereunder shall be given in writing and shall be sent by overnight delivery service (with charges prepaid) or by facsimile transmission with the original of such transmission being sent by overnight delivery service (with charges prepaid), and (i) if to any Purchaser or its nominee, addressed to such Person at the address specified for such communications in the PURCHASER SCHEDULE, or at such other address as such Person shall have specified to the Company in writing, (ii) if to any other Holder of any Note, addressed to such other Holder at such address as is specified for such Holder in the Note register referenced in PARAGRAPH 11O and (iii) if to the Company, the Borrowers or either Borrower addressed to them or it c/o the Company at 65 Rowayton Avenue, Rowayton, Connecticut 06853, Attention: President or at such other address as the Company, the Borrowers or such Borrower, as the case may be, shall have specified to the Holder of each Note in writing given in accordance with this PARAGRAPH 11H. Notice so given shall be effective upon the earlier of the date of delivery or the first business day at the place of delivery after dispatch.

         11I.    DESCRIPTIVE HEADINGS.  The descriptive headings of the several paragraphs of this Agreement are inserted for convenience only and do not constitute a part of this Agreement.

         11J.    SOLICITATION OF NOTEHOLDERS.  None of the Company, the
Borrowers or any of their Subsidiaries will, directly or indirectly, pay or cause to be paid any remuneration, whether by way of supplemental or additional interest, fee or otherwise, to any Holder of the Notes for any consent by such Holder in its capacity as a Holder of Notes to any waiver or amendment of any of the terms of the Notes or of this Agreement or of any Related Agreement unless such remuneration is concurrently paid, on the same terms, ratably to the Holders of all of the Notes then outstanding.

         11K.    REPRODUCTION OF DOCUMENTS.  This Agreement, the Notes, and all
related documents, including (a) consents, waivers and modifications which may subsequently be executed, (b) documents received by the Purchasers on their purchase of the Notes (except the Notes themselves), and (c) financial statements, certificates and other information previously or subsequently furnished to each Purchaser, may be reproduced by the Purchasers by any photographic, photostatic, microfilm, micro-card, miniature photographic or other similar process and each Purchaser may destroy any original document so reproduced. The Company and the Borrowers agree and stipulate that any such reproduction shall, to the extent permitted by applicable law, be admissible in evidence as the original itself in any judicial or administrative proceeding whether or not the original is in existence and whether or not the reproduction was made by a Purchaser in the regular course of business, and that any enlargement, facsimile or further reproduction of the reproduction shall likewise be admissible in evidence.

         11L.    GOVERNING LAW.  This Agreement shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the law of The Commonwealth of Massachusetts (without giving effect to principles of conflicts law).

         11M.    CONSENT TO JURISDICTION AND SERVICE.  TO THE EXTENT PERMITTED
BY APPLICABLE LAW, THE COMPANY AND EACH BORROWER HEREBY ABSOLUTELY AND IRREVOCABLY CONSENTS AND SUBMITS TO THE JURISDICTION OF THE COURTS OF THE COMMONWEALTH OF MASSACHUSETTS AND OF ANY FEDERAL COURT LOCATED IN SAID JURISDICTION IN CONNECTION WITH ANY ACTIONS OR PROCEEDINGS BROUGHT AGAINST IT BY ANY HOLDER ARISING OUT OF OR RELATING TO THIS AGREEMENT, ANY NOTE OR ANY RELATED AGREEMENT. THE COMPANY AND EACH BORROWER HEREBY WAIVES AND AGREES NOT TO ASSERT IN ANY SUCH ACTION OR PROCEEDING, IN EACH CASE, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY CLAIM THAT (A) IT IS NOT PERSONALLY SUBJECT TO THE JURISDICTION OF ANY SUCH COURT, (B) IT IS IMMUNE FROM ANY LEGAL PROCESS (WHETHER THROUGH SERVICE OR NOTICE, ATTACHMENT PRIOR TO JUDGMENT, ATTACHMENT IN AID OF EXECUTION, EXECUTION OR OTHERWISE) WITH RESPECT TO IT OR ITS PROPERTY,
(C) ANY SUCH SUIT, ACTION OR PROCEEDING IS BROUGHT IN AN INCONVENIENT FORUM, OR
(D) THIS AGREEMENT, ANY NOTE OR ANY RELATED AGREEMENT MAY NOT BE ENFORCED IN OR BY ANY SUCH COURT. IN ANY SUCH ACTION OR PROCEEDING, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE COMPANY AND EACH BORROWER HEREBY ABSOLUTELY AND IRREVOCABLY WAIVES PERSONAL IN HAND SERVICE OF ANY SUMMONS, COMPLAINT, DECLARATION OR OTHER PROCESS AND HEREBY ABSOLUTELY AND IRREVOCABLY AGREES THAT THE SERVICE MAY BE MADE BY CERTIFIED OR REGISTERED MAIL, RETURN RECEIPT REQUESTED, DIRECTED, IN THE CASE OF THE COMPANY AND BAM, TO IT AT ITS ADDRESS SET FORTH IN OR FURNISHED PURSUANT TO THE PROVISIONS OF THIS AGREEMENT OR BY ANY OTHER MANNER PROVIDED BY LAW, OR IN THE CASE OF BTL, TO IT IN THE CARE OF THE COMPANY AT THE COMPANY'S ADDRESS SET FORTH OR FURNISHED PURSUANT TO THE PROVISIONS OF THIS AGREEMENT OR BY ANY OTHER MANNER PROVIDED BY LAW, AND BTL HEREBY DESIGNATES THE COMPANY AS ITS AGENT FOR SERVICE OF PROCESS IN ANY SUCH ACTION. NOTHING HEREIN SHALL AFFECT THE RIGHT OF ANY HOLDER TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST THE COMPANY OR EITHER BORROWER IN ANY APPROPRIATE JURISDICTION.

         11N.    COUNTERPARTS.  This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, and it shall not be necessary in making proof of this Agreement to produce or account for more than one such counterpart.

         11O.    FORM, REGISTRATION, TRANSFER AND EXCHANGE OF NOTES; LOST
NOTES. The Notes are issuable and transferable as registered notes without coupons in denominations of at least $1,000,000 except as may be necessary to reflect any principal amount not evenly divisible by $1,000,000 or any principal amount less than $1,000,000. The Borrowers shall keep at the Company's principal office or, if such office is no longer located in the State of Connecticut or The Commonwealth of Massachusetts, at the principal banking office in Boston, Massachusetts of the First National Bank of Boston, a register in which the Borrowers shall provide for the registrations of Notes and of transfers of Notes and shall cause to be recorded therein the names and addresses of the Holders from time to time of the Notes and all transfers thereof provided, however, that the Borrowers shall be required to record the transfer of a Note only if and when a subsequent holder shall have presented such Note to the Borrowers for inspection, properly endorsed or assigned and in order for transfer, and delivered to the Borrowers a written notice of its acquisition of such Note and designated in writing an address to which payments on and notices in respect of such Note shall be transmitted. Upon surrender for registration of transfer of any Note at the principal office of the Company, the Borrowers shall, at their expense, execute and deliver one or more new Notes of like tenor and of a like aggregate principal amount, registered in the name of such Transferee or Transferees. At the option of the Holder of any Note, such Note may be exchanged for other Notes of like tenor and of any authorized denominations, or a like aggregate principal amount, upon surrender of the Note to be exchanged at the principal office of the Company. Whenever any Notes are so surrendered for exchange, the Borrowers shall, at their expense, execute and deliver the Notes which the Holder making the exchange is entitled to receive. Every Note surrendered for registration of transfer or exchange shall be duly endorsed, or be accompanied by a written instrument of transfer duly executed, by the Holder of such Note or such Holder's attorney duly authorized in writing. Any Note or Notes issued in exchange for any Note or upon transfer thereof shall carry the rights to unpaid interest and interest to accrue which were carried by the Note so exchanged or transferred, so that neither gain nor loss of interest shall result from any such transfer or exchange. Upon receipt of written notice from the Holder of any Note of the loss, theft, destruction or mutilation of such Note and, in the case of any such loss, theft or destruction, upon receipt of the unsecured indemnification agreement of such Holder, or in the case of any such mutilation upon surrender and cancellation of such Note, the Borrowers will make and deliver a new Note, of like tenor, in lieu of the lost, stolen, destroyed or mutilated Note.

         11P.    JOINT AND SEVERAL OBLIGATIONS.  Each and every representation, warranty, covenant and agreement made in this Agreement by the Company and Borrowers shall be their joint and several obligation whether or not so expressed, and each and every representation, warranty, covenant and agreement made by the Borrowers under the Notes shall be joint and several, whether or not so expressed, and such obligations of the Company and/or the Borrowers shall not be subject to any counterclaim, setoff, recoupment or defense based upon any claim the Company or Borrower may have against the other, you or any Holder.

         If you are in agreement with the foregoing, please sign the form of acceptance on the enclosed counterpart of this letter and return the same to the Company and the Borrowers, whereupon this letter shall become a binding agreement among the Purchasers, the Borrowers and the Company.

                                        Very truly yours,

                                        BALDWIN TECHNOLOGY COMPANY, INC.


                                        By:___________________________________
                                           Title:

                                        BALDWIN AMERICAS CORPORATION


                                        By:___________________________________
                                           Title:

                                        BALDWIN TECHNOLOGY LIMITED


                                        By:___________________________________
                                           Title:



The foregoing Agreement is
hereby accepted as of the date
first above written.


JOHN HANCOCK MUTUAL LIFE
  INSURANCE COMPANY

By:____________________________
   Title:

JOHN HANCOCK VARIABLE LIFE
  INSURANCE COMPANY

By:____________________________
   Title:

JOHN HANCOCK LIFE INSURANCE
  COMPANY OF AMERICA

By:____________________________
   Title:

                                                                       EXHIBIT A

                          BALDWIN AMERICAS CORPORATION
                           BALDWIN TECHNOLOGY LIMITED
                      8.17% Joint and Several Senior Note
                              due October 29, 2000

PPN 05777* AA 8
No. R-__                                                   ___________ __, ____
$_______________

         FOR VALUE RECEIVED, the undersigned, Baldwin Americas Corporation, a Delaware corporation, and Baldwin Technology Limited, a Bermuda corporation (together, with their respective successors, the "BORROWERS"), hereby jointly and severally promise to pay to the order of _______________, ________________ or its registered assigns ("HOLDER"), the principal sum of ____________________________________________, Dollars ($___________) on October
29, 2000, with interest (computed on the basis of a 360-day year of twelve 30-day months) on the principal amount from time to time unpaid at the rate of 8.17% per annum from the date hereof, payable semi-annually in arrears on April 29 and October 29 of each year with the first of such payments to be made on April 29, 1994. Any overdue payment of principal, any overdue payment of premium and, to the extent permitted by applicable law, any overdue payment of interest, shall bear interest at the rate of 10.17% per annum, whether overdue by acceleration or otherwise. All principal and interest shall in all events be paid in full on October 29, 2000.

         This note is one of the series of Joint and Several Senior Notes (the "NOTES") issued by the Borrowers pursuant to a Note Agreement dated as of October 29, 1993 among the Borrowers, Baldwin Technology Company, Inc., John Hancock Mutual Life Insurance Company, John Hancock Variable Life Insurance Company and John Hancock Life Insurance Company of America, as amended from time to time (the "AGREEMENT"). The Holder is entitled, equally and ratably with holders of all other Notes, to the benefits of the Agreement and each of the Affiliate Guaranties and the Subordination Agreements provided for therein.

         Payments of principal, premium, if any, and interest are to be made at the place specified by the Holder in the Purchaser Schedule to the Agreement or at such other place as the Holder shall designate to the Borrowers in writing, in lawful money of the United States of America. If any payment of principal, premium, if any, or interest on or in respect of this note becomes due and payable on any day which is a Saturday, Sunday or any day on which commercial banks in Boston, Massachusetts, are required or authorized to be closed the payment shall be due and payable on the next preceding Business Day.

         This note is a registered note and, as provided in the Agreement, upon surrender of this note for registration of transfer, duly endorsed, or accompanied by a written instrument of transfer duly executed, by the Holder or such Holder's attorney duly authorized in writing, a new note for a like principal amount will be issued to, and registered in the name of, the transferee. Prior to due presentment for registration of transfer, the Borrowers may treat the person in whose name this note is registered as the owner hereof for the purpose of receiving payment and for all other purposes, and the Borrowers shall not be affected by any notice to the contrary.

         This note may be declared or may otherwise become due and payable prior to its expressed maturity in the events, on the terms, with the premium and in the manner and amounts as provided in the Agreement.

         This note is not subject to prepayment or redemption at the option of the Borrowers prior to its expressed maturity except on the terms, with the premium and in the manner and amounts as provided in the Agreement.

         The Borrowers and every maker, endorser and guarantor hereof or of the indebtedness evidenced hereby (a) waives presentment, demand, notice, protest and all other demands, notices and suretyship defenses generally, in connection with the delivery, acceptance, performance, default or enforcement of or under this note, and (b) agrees to pay, to the extent permitted by law, all costs and expenses, including, without limitation, reasonable attorneys' fees, incurred or paid by the Holder hereof in enforcing this note and any collateral or security therefor on default, whether or not litigation is commenced.

         Capitalized terms used in this note and not defined herein shall have the meanings given therefor in the Agreement.

WITNESS:                                   BALDWIN AMERICAS CORPORATION

______________________________             By:___________________________
                                              Title:

WITNESS:                                   BALDWIN TECHNOLOGY LIMITED

______________________________             By:____________________________
                                              Title:



         THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR QUALIFIED UNDER STATE SECURITIES LAWS AND MAY NOT BE TRANSFERRED, SOLD, ASSIGNED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF EXCEPT (A) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT, AND IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES, OR (B) IF SUCH TRANSFER, SALE, ASSIGNMENT, PLEDGE, HYPOTHECATION OR OTHER DISPOSITION IS EXEMPT FROM THE PROVISIONS OF SECTION 5 OF THE ACT AND THE RULES AND REGULATIONS IN EFFECT THEREUNDER AND ANY APPLICABLE STATE SECURITIES LAWS.